As Filed With the Securities and Exchange Commission on December 21, 2001
                                     Registration Statement No. 333-47414
=============================================================================
                                 UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                                   --------

                               AMENDMENT NO. 6 to
                                   FORM S-3/A


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          DELTA PETROLEUM CORPORATION
                (Exact name of registrant as specified in its charter)

                                   Colorado
              (State or jurisdiction of incorporation or organization)

                                  84-1060803
                  (I.R.S. Employer Identification Number)

                           555 17th Street, Suite 3310
                            Denver, Colorado 80202
                                (303) 293-9133
   (Address and telephone number of issuer's principal executive offices)

                    Roger A. Parker, Chief Executive Officer

                           555 17th Street, Suite 3310
                            Denver, Colorado 80202
                                (303) 293-9133
             (Name, address and telephone number of agent for service)

Approximate date of proposed sale to public: As soon as the registration statement is effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.




                        CALCULATION OF REGISTRATION FEE
=============================================================================
                                                   Proposed
                                      Estimated    Maximum
Title of Each                         offering     Aggregate     Amount of
Class of Securities    Amount to be   Price        Offering      Registration
to be Registered       Registered(1)  Per Unit(2)  Price         Fee
-----------------------------------------------------------------------------

Common Stock,
$.01 par value         2,782,862    $ 5.125     $14,262,168      $3,565.54

Common Stock,
$.01 par value            21,875    $ 1.75      $    38,281      $    9.57

Common Stock (3)       1,475,000    $ 5.125     $ 7,559,375      $1,889.84
underlying
Selling Shareholder
Warrants and Options


                           TOTAL                                 $5,464.95(4)

=============================================================================

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").

(2) In accordance with Rule 457(c), the aggregate offering price of our stock is estimated solely for calculating the registration fees due for this filing. For the initial filing of this Registration Statement, this estimate was based on the average of the high and low sales price of our stock reported by the Nasdaq Small-Cap Market on February 1, 2001, which was $5.125 per share. For the additional 21,875 shares added to this Registration Statement by Amendment Number 5, the filing fee was based on the average of the high and low sales price of our stock reported by the Nasdaq Small-Cap Market on November 14, 2001, which was $1.75 per share. In accordance with Rule 457(g), the shares issuable upon the exercise of outstanding warrants are determined by the higher of (i) the exercise price of the warrants and options, (ii) the offering price of the common stock in the registration statement, or (iii) the average sales price of the common stock as determined by 457(c).

(3) Represents 1,475,000 shares of stock issuable to selling shareholders under agreements with such selling shareholders.

(4) A filing fee of $5,199.13 was previously paid. An additional $265.82 is included herewith which consists of $9.57 as payment of the additional filing fee for 21,875 shares added to this Registration Statement pursuant to this Amendment Number 5 and $256.25 which has been added due an apparent error in the calculation of the filing fee for the initial filing.









                              Preliminary Prospectus Dated December 21, 2001
----------------------------------------------------------------------------

                           Up to 4,279,737 Shares

                         Delta Petroleum Corporation

                                Common Stock
                        ----------------------------

     The selling shareholders may use this prospectus in connection with sales of up to 4,279,737 shares of our common stock.



                               Trading Symbol
                          NASDAQ Small Cap Market
                                  "DPTR"
------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page 7 in this prospectus.
------------------------------------------------------------------------------


     The selling shareholders may sell the common stock at prices and on terms determined by the market, in negotiated transactions or through underwriters. We will not receive any proceeds from the sale of shares by the selling shareholders.

     The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.










            The date of this prospectus is _________ ___, 2001













                            AVAILABLE INFORMATION

     We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports and other information with the Securities and Exchange Commission. Such reports and other information filed by us can be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Requests for copies should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically.

     We have filed with the Commission a Registration Statement on Form S-3 (together with all exhibits, amendments and supplements, the "Registration Statement") of which this prospectus constitutes a part, under the Securities Act of 1933, as amended (the "Securities Act"). This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this prospectus or any document incorporated herein by reference concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement are on file at the offices of the Commission, and may be inspected without charge at the offices of the Commission, the addresses of which are set forth above, and copies may be obtained from the Commission at prescribed rates. The Registration Statement has been filed electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the Commission's Web site (http://www.sec.gov).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents that we have filed with the Commission shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such documents:

1. Annual Report on Form 10-KSB (for fiscal year ended June 30, 2001) filed October 15, 2001, Exchange Act reporting number 0-16203.

2. Amendment to Annual Report on Form 10-KSB (for fiscal year ended June 30, 2001) filed October 26, 2001, Exchange Act reporting number 0-16203.

3. Quarterly Report on Form 10-QSB (for quarter ended September 30, 2001) filed on November 13, 2001, Exchange Act reporting number 0-16203.

4. All documents filed by us, subsequent to the date of this prospectus, under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering described herein.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated herein by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, on written or oral request of such person, a copy (without exhibits) of any or all documents incorporated by reference in this prospectus. Requests for such copies should be directed to Aleron H. Larson, Jr., Delta Petroleum Corporation, Suite 3310, 555 17th Street, Denver, Colorado 80202, or (303) 293-9133.


CAUTIONARY STATEMENT FOR PURPOSES OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS

GENERAL. We are including the following discussion to inform our existing and potential security holders generally of some of the risks and uncertainties that can affect us and to take advantage of the "safe harbor" protection for forward-looking statements afforded under federal securities laws. From time to time, our management or persons acting on our behalf make forward-looking statements to inform existing and potential security holders about us. These statements may include projections and estimates concerning the timing and success of specific projects and our future (1) income, (2) oil and gas production, (3) oil and gas reserves and reserve replacement and (4) capital spending. Forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "anticipate," "plan," "goal" or other words that convey the uncertainty of future events or outcomes. Sometimes we will specifically describe a statement as being a forward-looking statement. In addition, except for the historical information contained in this prospectus, the matters discussed in this prospectus are forward-looking statements. These statements by their nature are subject to certain risks, uncertainties and assumptions and will be influenced by various factors. Should any of the assumptions underlying a forward-looking statement prove incorrect, actual results could vary materially.

     We believe the factors discussed below are important factors that could cause actual results to differ materially from those expressed in a forward-looking statement made herein or elsewhere by us or on our behalf. The factors listed below are not necessarily all of the important factors. Unpredictable or unknown factors not discussed herein could also have material adverse effects on actual results of matters that are the subject of forward-looking statements. We do not intend to update our description of important factors each time a potential important factor arises. We advise our shareholders that they should (1) be aware that important factors not described below could affect the accuracy of our forward-looking statements and (2) use caution and common sense when analyzing our forward-looking statements in this document or elsewhere, and all of such forward-looking statements are qualified by this cautionary statement.

     - Historically, natural gas and crude oil prices have been volatile. These prices rise and fall based on changes in market demand and changes in the political, regulatory and economic climate and other factors that affect commodities markets generally and are outside of our control.

     - Projecting future rates of oil and gas production is inherently imprecise. Producing oil and gas reservoirs generally have declining production rates.

     - All of our reserve information is based on estimates. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. There are numerous uncertainties inherent in estimating quantities of proved natural gas and oil reserves.

     - Changes in the legal and/or regulatory environment could have a material adverse effect on our future results of operations and financial condition. Our ability to economically produce and sell our oil and gas production is affected and could possibly be restrained by a number of legal and regulatory factors, particularly with respect to our offshore California properties.

     - Our drilling operations are subject to various risks common in the industry, including cratering, explosions, fires and uncontrollable flows of oil, gas or well fluids.

                             Table of Contents

                                   Part I



Table of Contents......................................................   5

Prospectus Summary ....................................................   6

Risk Factors...........................................................   7

Use of Proceeds .......................................................  12

Determination of Offering Price .......................................  12

Selected Financial Information ........................................  12

Management's Discussion and Analysis or Plan of Operations.............  13

Recent Material Changes in our Business ...............................  31

Selling Security Holders ..............................................  31

Plan of Distribution ..................................................  36

Description of Securities to Be Registered ............................  37

Interests of Named Experts and Counsel ................................  37

Commission Position on Indemnification for
 Securities Act Liabilities ...........................................  38

Index to Financial Statements .........................................  39

                              PROSPECTUS SUMMARY

     The following is a summary of the pertinent information regarding this offering. This summary is qualified in its entirety by the more detailed information and financial statements and related notes appearing elsewhere in this prospectus. The prospectus should be read in its entirety, as this summary does not constitute a complete recitation of facts necessary to make an investment decision.

Delta
------

    We are a Colorado corporation organized on December 21, 1984. We maintain our principal executive offices at Suite 3310, 555 Seventeenth Street, Denver, Colorado 80202, and our telephone number is (303) 293-9133. Our common stock is listed on Nasdaq Small-Cap Market under the symbol DPTR. We are engaged in the acquisition, exploration, development and production of oil and gas properties. During the three months ended September 30, 2001, we had total revenue of $2,443,000, operating expenses of $2,338,000 and a net loss for the three months of $244,000. During the year ended June 30, 2001, we had total revenues of $12,877,000, operating expenses of $11,199,000 and net income for fiscal 2001 of $345,000. During the year ended June 30, 1999, we had total revenues of $1,695,000, operating expenses of $4,599,000 and a net loss for fiscal 1999 of $2,998,000. During the year ended June 30, 2000, we had total revenues of $3,575,524, operating expenses of $5,655,288 and a net loss for fiscal 2000 of $3,367,050.

     As of June 30, 2001, we had varying interests in 138 gross (22.86 net) productive wells located in seven states. We have undeveloped properties in five states, and interests in five federal units and one lease offshore
California near Santa Barbara.   We operate 25 of the wells and the remaining
wells are operated by independent operators.

The Offering
------------

Securities Offered       A total of 4,279,737 shares including the following:
                         By selling shareholders: 2,804,737 shares of common stock, plus 1,475,000 shares issuable upon the exercise of warrants and options.

Offering Price           The shares being offered by this prospectus are being
                         offered by selling shareholders from time to time at the then current market price.

Common Stock to be       12,639,826 shares; including all 1,475,000 of the
 Outstanding after       shares issuable upon the exercise of warrants and
 Offering                options held by selling shareholders.

Dividend Policy          We do not anticipate paying dividends on our
                         common stock in the foreseeable future.

Use of Proceeds          The shares offered by this prospectus are being sold
                         by selling shareholders and we will not receive any proceeds of the offering, except that we will receive proceeds from the exercise of options and warrants by the selling shareholders. We intend to use all such proceeds for working capital, property and equipment, capital expenditures and general corporate purposes.
                         (See "Use of Proceeds").

                                RISK FACTORS

     Prospective investors should consider carefully, in addition to the other information in this prospectus, the following:

1. We have substantial debt obligations and shortages of funding could hurt our future operations.

     As the result of debt obligations that we have incurred in connection with purchases of oil and gas properties, we are obligated to make substantial monthly payments to our lenders on loans which encumber the production revenue from our oil and gas properties. Although we intend to seek outside capital to either refinance the debt or provide a cushion, at the present time we are almost totally dependent upon the revenues that we receive from our oil and gas properties to service the debt. In the event that oil and gas prices and/or production rates drop to a level that we are unable to pay the minimum principal and interest payments that are required by our debt agreements, it is likely that we would lose our interest in some or all of our properties.
In addition, our level of oil and gas activities, including exploration and development of existing properties, and additional property acquisitions, will be significantly dependent on our ability to successfully conclude funding transactions.

2.   We have a history of losses and we may not achieve profitability.

     We have incurred substantial losses from our operations over the past several years except fiscal 2001, and at September 30, 2001 we had an accumulated deficit of $22,844,000. During fiscal 2001 we had total revenues of $12,877,000, operating expenses of $11,199,000 and had net income of $345,000. During the year ended June 30, 2000, we had total revenues of $3,576,000, operating expenses of $5,655,000 and a net loss for fiscal 2000 of $3,367,000. During the year ended June 30, 1999, we had total revenue of $1,695,000, operating expenses of $4,599,000 and a net loss for fiscal 1999 of $2,998,000.

3. The substantial cost to develop certain of our offshore California properties could result in a reduction in our interest in these properties or penalize us.

     Certain of our offshore California undeveloped properties, in which we have ownership interests ranging from 2.49% to 75%, are attributable to our interests in four of our five federal units (plus one additional lease) located offshore California near Santa Barbara. The cost to develop these properties will be very substantial. The cost to develop all of these offshore California properties in which we own a minority interest, including delineation wells, environmental mitigation, development wells, fixed platforms, fixed platform facilities, pipelines and power cables, onshore facilities and platform removal over the life of the properties (assumed to be 38 years), is estimated to be in excess of $3 billion. Our share of such costs, based on our current ownership interest, is estimated to be over $200 million. Operating expenses for the same properties over the same period of time, including platform operating costs, well maintenance and repair costs, oil, gas and water treating costs, lifting costs and pipeline transportation costs, are estimated to be approximately $3.5 billion, with our share, based on our current ownership interest, estimated to be approximately $300 million. There will be additional costs of a currently undetermined amount to develop the Rocky Point Unit. Each working interest owner will be required to pay its proportionate share of these costs based upon the amount of the interest that it owns. If we are unable to fund our share of these costs or otherwise cover them through farmouts or other arrangements then we could either forfeit our interest in certain wells or properties or suffer other penalties in the form of delayed or reduced revenues under our various unit operating agreements.

4.   The development of the offshore units could be delayed or halted.

     The California offshore federal units have been formally approved and are regulated by the Minerals Management Service of the federal government ("MMS"). While the federal government has recently attempted to expedite the process of obtaining permits and authorizations necessary to develop the properties, there can be no assurance that it will be successful in doing so. The MMS initiated the California Offshore Oil and Gas Energy Resources (COOGER) study at the request of the local regulatory agencies of the affected Tri-Counties. The COOGER study was completed in January of 2000 and seeks to present a long-term regional perspective of potential onshore constraints that should be considered when developing existing undeveloped offshore leases. COOGER will project the economically recoverable oil and gas production from offshore leases which have not yet been developed. These projections will be utilized to assist in identifying a potential range of scenarios for developing these leases. The "worst" case scenario is that no new development of existing offshore leases would occur. If this scenario were ultimately to be adopted by governmental decision makers and the industry as the proper course of action for development, our offshore California properties would in all likelihood have little or no value. We would seek to cause the Federal government to reimburse us for all money spent by us and our predecessors for leasing and other costs and/or for the value of the oil and gas reserves found on the leases through our exploration activities and those of our predecessors. Moreover, on June 22, 2001 a Federal Court ordered the MMS to set aside its approval of the suspensions of our offshore leases that were granted while the COOGER Study was being completed, and to direct suspensions, including all milestone activities, for a time sufficient for the MMS to provide the State of California with a consistency determination under federal law. On July 2, 2001 these milestones were suspended by the MMS. The ultimate outcome and effects of this litigation are not certain at the present time.

5. We will have to incur substantial costs in order to develop our reserves and we may not be able to secure funding.

     Relative to our financial resources, we have significant undeveloped properties in addition to those in offshore California discussed above that will require substantial costs to develop. During the year ended June 30, 2001, we participated in the drilling and completion or recompletion of seven gas wells and six non-productive wells. As of September 30, 2001, we had participated in the drilling of three offshore wells at a cost to us of approximately $450,000, and thirteen onshore wells at a cost to us of approximately $680,000. The cost of these wells either has been or will be paid out of our cash flow. All of the wells that we have drilled so far this year have been successfully completed except for two of the onshore wells
which were dry holes.   Although it is possible that we will participate in
the drilling of additional wells during the remainder of our current fiscal year and we believe that we will participate in the drilling of additional wells during our next fiscal year, our level of oil and gas activity, including exploration and development and property acquisitions, will be to a significant extent dependent upon our ability to successfully conclude funding transactions.

     We expect to continue incurring costs to acquire, explore and develop oil and gas properties, and management predicts that these costs (together with general and administrative expenses) will be in excess of funds available from revenues from properties owned by us and existing cash on hand. It is anticipated that the source of funds to carry out such exploration and development will come from a combination of our sale of working interests in oil and gas leases, production revenues, sales of our securities, and funds from any funding transactions in which we might engage.

6.   Current and future governmental regulations will affect our operations.

     Our activities are subject to extensive federal, state, and local laws and regulations controlling not only the exploration for and sale of oil, but also the possible effects of such activities on the environment. Present as well as future legislation and regulations could cause additional expenditures, restrictions and delays in our business, the extent of which cannot be predicted, and may require us to cease operations in some circumstances. In addition, the production and sale of oil and gas are subject to various governmental controls. Because federal energy policies are still uncertain and are subject to constant revisions, no prediction can be made as to the ultimate effect on us of such governmental policies and controls.

7. We hold only a minority interest in certain properties and, therefore, generally will not control the timing of development.

    We currently operate only a small portion of the wells in which we own an interest and we are dependent upon the operator of the wells that we do not operate to make most decisions concerning such things as whether or not to drill additional wells, how much production to take from such wells, or whether or not to cease operation of certain wells. Further, we do not act as operator of and, with the exception of Rocky Point, we do not own a controlling interest in any of our offshore California properties. While we, as a working interest owner, may have some voice in the decisions concerning the wells, we are not the primary decision maker concerning them. As a result, we will generally not control the timing of either the development of most of our properties or the expenditures for development. Because we are not in control, we may not be able to cause wells to be drilled even though we may have the funds with which to pay our proportionate share of the expenses of such drilling, or, alternatively, we may incur development expenses at a time when funds are not available to us. We hold only a minority interest in and do not operate many of our properties and, therefore, generally will not control the timing of development.

8. We are subject to the general risks inherent in oil and gas exploration and operations.

     Our business is subject to risks inherent in the exploration, development and operation of oil and gas properties, including but not limited to environmental damage, personal injury, and other occurrences that could result in our incurring substantial losses and liabilities to third parties. In our own activities, we purchase insurance against risks customarily insured against by others conducting similar activities. Nevertheless, we are not insured against all losses or liabilities which may arise from all hazards because such insurance is not available at economic rates, because the operator has not purchased such insurance, or because of other factors. Any uninsured loss could have a material adverse effect on us.

9.   We have no long-term contracts to sell oil and gas.

     We do not have any long-term supply or similar agreements with governments or authorities for which we act as a producer. We are therefore dependent upon our ability to sell oil and gas at the prevailing well head market price. There can be no assurance that purchasers will be available or that the prices they are willing to pay will remain stable.

10.  Our business is not diversified.

     Since all of our resources are devoted to one industry, purchasers of our common stock will be risking essentially their entire investment in a company that is focused only on oil and gas activities.

11.  Our shareholders do not have cumulative voting rights.

     Holders of our common stock are not entitled to accumulate their votes for the election of directors or otherwise. Accordingly, the present shareholders will be able to elect all of our directors, and holders of the common stock offered by this prospectus will not be able to elect a representative to our Board of Directors. See "DESCRIPTION OF COMMON STOCK."

12.  We do not expect to pay dividends.

     There can be no assurance that our proposed operations will result in sufficient revenues to enable us to operate at profitable levels or to generate a positive cash flow. For the foreseeable future, it is anticipated that any earnings which may be generated from our operations will be used to finance our growth and that dividends will not be paid to holders of common stock. See "DESCRIPTION OF COMMON STOCK."

13.  We depend on key personnel.

     We currently only have three employees that serve in management roles, and the loss of any one of them could severely harm our business. In particular, Roger Parker is responsible for the operation of our oil and gas business, Aleron H. Larson, Jr. is responsible for other business and corporate matters, and Kevin Nanke is our chief financial officer. We don't have key man insurance on the lives of any of these individuals.

14. We allow our key personnel to purchase working interests on the same terms as us.

     In the past we have occasionally allowed our key employees to purchase working interests in our oil and gas properties on the same terms as us in order to provide a meaningful incentive to the employees and to align their own personal financial interests with ours in making decisions affecting the properties in which they own an interest. Specifically,

     - On February 12, 2001, our Board of Directors permitted Aleron H. Larson, Jr., our Chairman, Roger A. Parker, our President, and Kevin Nanke, our CFO, to purchase working interests of 5% each for Messrs. Larson and Parker and 2-1/2% for Mr. Nanke in our Cedar State gas property located in Eddy County, New Mexico and in our Ponderosa Prospect consisting of approximately 52,000 gross acres in Harding and Butte Counties, South Dakota held for exploration. These officers were authorized to purchase these interests on or before March 1, 2001 at a purchase price equivalent to the amounts paid by us for each property as reflected upon our books by delivering to us shares of Delta common stock at the February 12, 2001 closing price of $5.125 per share. Messrs. Larson and Parker each delivered 31,310 shares and Mr. Nanke delivered 15,655 shares in exchange for their interests in these properties.

     - Also on February 12, 2001, we granted to Messrs. Larson and Parker and Mr. Nanke the right to participate in the drilling of the Austin State #1 well in Eddy County, New Mexico by having them commit to us on February 12, 2001 (prior to any bore hole knowledge or information relating to the objective zone or zones) to pay 5% each by Messrs. Larson and Parker and 2-1/2% by Mr. Nanke of our working interest costs of drilling and completion or abandonment costs, which costs may be paid in either cash or in Delta common stock at $5.125 per share. All of these officers committed to participate in the well and will be assigned their respective working interests in the well and associated spacing unit after they have been billed and have paid for the interests as required.

          To the extent that key employees are permitted to purchase working interests in wells that are successful, they will receive benefits of ownership that might otherwise have been available to us. Conversely, to the extent that key employees purchase working interests in wells that are ultimately not successful, such purchases may result in personal financial losses for our key employees that could potentially divert their attention from our business.

15. The exercise of our Put Rights may dilute the interests of other security holders.

     We have entered into an arrangement with Swartz Private Equity, LLC under which we may sell shares of our common stock to Swartz at a discount from the then prevailing market price. The exercise of these rights may substantially dilute the interests of other security holders.

     Under the terms of our relationship with Swartz, we will issue shares to Swartz upon exercise of our Put Rights at a price equal to the lesser of:

     -  the market price for each share of our common stock minus $.25; or

     -  91% of the market price for each share of our common stock.

     Accordingly, the exercise of our Put Rights may result in substantial dilution to the interests of the other holders of our common stock. Depending on the price per share of our common stock during the three year period of the investment agreement, we may need to register additional shares for resale to access the full amount of financing available. Registering additional shares could have a further dilutive effect on the value of our common stock. If we are unable to register the additional shares of common stock, we may experience delays in, or be unable to, access some of the $20 million available under our Put Rights.

15. The sale of material amounts of our common stock could reduce the price of our common stock and encourage short sales.

     If and when we exercise our Put Rights and sell shares of our common stock to Swartz, if and to the extent that Swartz sells the common stock, our common stock price may decrease due to the additional shares in the market. If the price of our common stock decreases, and if we decide to exercise our right to Put shares to Swartz, we must issue more shares of our common stock for any given dollar amount invested by Swartz, subject to a designated minimum Put price that we specify. This may encourage short sales, which could place further downward pressure on the price of our common stock. Under the terms of the investment agreement with Swartz, however, we are not obligated to sell any of our shares to Swartz nor do we intend to sell shares to Swartz unless it is beneficial to us.


                                USE OF PROCEEDS

     The proceeds from the sale of the shares of common stock offered by this prospectus will be received directly by selling shareholders and we will not receive any proceeds from the sale of these shares. We will, however, receive proceeds from the exercise of warrants if and when exercised by the selling shareholders. We intend to use such proceeds for working capital, property and equipment, capital expenditures and general corporate purposes.


                        DETERMINATION OF OFFERING PRICE

     The shares being registered herein are being sold by the selling shareholders, and not by us, and are therefore being sold at the market price as of the date of sale. Our common stock is traded on the Nasdaq Small-Cap Market under the symbol "DPTR." On November 28, 2001, the reported closing price for our common stock on the Nasdaq Small-Cap Market was $3.40.


                       SELECTED FINANCIAL INFORMATION

     The following selected financial information should be read in conjunction with our financial statements and the accompanying notes.

                          Three Months Ended
                             September 30,                         Fiscal Years Ended June 30,
                       -------------------------  --------------------------------------------------------------
                           2001         2000         2001         2000         1999         1998         1997
                           ----         ----         ----         ----         ----         ----         ----
Total Revenues         $ 2,443,000    2,401,000   12,877,000    3,576,000    1,695,000    2,164,000    1,812,000
Income/(Loss) from
 Operations            $   105,000      247,000    1,678,000   (2,080,000)  (2,905,000)  (1,010,000)  (2,457,000)
Income/(Loss)
 Per Share             $      (.02)         .03          .03        (0.46)       (0.51)       (0.18)       (0.49)
Total Assets           $29,069,000   30,182,000   29,832,000   21,057,000   11,377,000   10,350,000   10,438,000
Total Liabilities      $11,141,000   14,546,000   11,551,000   10,094,000    1,531,000      845,000    1,268,000
Stockholders' Equity   $17,928,000   15,636,000   18,281,000   10,963,000    9,846,000    9,505,000    9,171,000
Total Long Term Debt   $ 8,593,000   12,471,000    9,434,000    8,245,000    1,000,000          -0-          -0-


           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     General
     -------

     At September 30, 2001, we had a working capital deficit of $1,940,000 compared to a working capital deficit of $1,560,000 at June 30, 2001. This increase in working capital deficit is primarily due to a decrease in oil and gas prices and the increase in accounts payable relating to additional drilling during the quarter.

     Offshore
     --------
     Offshore Undeveloped Properties
     -------------------------------

     The undeveloped leases in which we own interests were issued during the early 1980s (with the exception of the Sword Unit leases issued in 1979) and carried a primary term of five years. During those primary terms, oil and gas in commercial quantities were discovered in all of the unit areas in which we own interests. Applicable statutes and regulations require that a lease beyond its primary term must be maintained either by production or drilling operations (conducted under an approved Exploration Plan or Development and Production Plan, or under a suspension of production or suspension of operations).

     Applicable federal regulations set forth a number of reasons for which the MMS may either grant or direct a suspension of operations or suspension of production. It is common practice for lease suspensions of this nature to be issued by the MMS either to aid the operator in accommodating necessary activities or unavoidable delays or to accommodate environmental concerns or national security issues. These suspensions are issued when it is necessary to allow the proper development of unitized leases on which discoveries of commercial quantities of oil and gas have occurred. Our leases are currently held under suspensions issued on that basis. Although the issuance of future suspensions is subject to MMS discretion, the applicable statutes and regulations, as well as past practice in the Pacific Outer Continental Shelf region, support the issuance of future suspensions as necessary to facilitate development so long as the operators continue diligent efforts to achieve production.

     There are certain milestones that were previously established by the MMS for four of our five undeveloped offshore California units (the exception being Rocky Point). The specific milestones for each of the four units vary depending upon the operator of the unit. On July 2, 2001, however, these milestones were suspended by the MMS in compliance with an order entered by a Federal Court on June 22, 2001 in the case of California v. Norton. In that case, the California Coastal Commission ("CCC") sued the United States government claiming, in essence, that the lease suspensions that were granted by the MMS while the COOGER Study was being completed violated the requirements of the Coastal Zone Management Act because, in granting those suspensions, the MMS did not make a determination that the suspensions were consistent with California's coastal management program. The Court agreed with California and ordered the MMS to set aside its approval of the subject suspensions and to direct suspensions of all of the subject leases, including all milestone activities, for a time sufficient for the MMS to provide the State of California with a consistency determination under the Coastal Zone Management Act.

     The July 2, 2001 letters from the MMS which direct suspension of the milestones indicate that the MMS will review the previously submitted (and approved) suspension requests under the provisions of the Coastal Zone Management Act as directed by the court. The current suspensions of operations directed by the letters do not specify an end date.

     The MMS has issued letters to all of the operators of the affected leases offering the opportunity to modify the previously submitted suspension of production requests. The suspensions themselves authorize only preliminary activities, not operations, on the leases. The operations (i.e., drilling the next delineation wells) will be conducted under Exploration Plans ("EPs").
The operators intend to submit proposed Exploration Plans to the MMS for approval significantly before the expiration of the suspensions.

     Within 30 days of the date upon which the proposed EP is deemed "submitted" (usually after further revisions at the request of the MMS), the MMS is required to either: (1) approve the plan; (2) require the lessee to modify the plan, in which case the lessee may resubmit the modified plan; or
(3) disapprove the plan if the MMS determines that the proposed activity would probably cause serious environmental harm which cannot be mitigated.

     Disapproval of an Exploration Plan does not, in and of itself, effect a cancellation of a lease. Under Federal Regulations (30 CFR Sec. 250.203(k)(2)), a lessee may resubmit a disapproved plan if there is a change in the circumstances which caused it to be disapproved. Further, the Federal Regulations contemplate that the lessee will work to modify the disapproved
EP to accommodate the environmental concerns for a period of up to five years, during which time the lease would be held under a suspension. If the leases were ultimately cancelled on the basis of this Exploration Plan disapproval, the regulations contemplate that compensation would be required.

     If an Exploration Plan is approved, a delineation well would be spudded prior to the end of the applicable suspension. Once drilling is underway, the lease is held by operations. At the end of drilling operations, the lessee has a 180-day period to commence further operations (under an Exploration Plan or a Development and Production Plan) or to obtain a further suspension. In practice, the lessee would seek a suspension to allow for time to evaluate the results of delineation drilling and prepare a Development and Production Plan. Again, the applicable sections of the regulations accommodate suspensions for this purpose.

     During any such suspension, the operator would submit a proposed Development and Production Plan to the MMS. Within 60 days of the last day of the applicable comment periods, the MMS must: (1) approve the Development and Production Plan; (2) require modification of the Development and Production Plan; or (3) disapprove the Development and Production Plan, due to (i) the operator's failure to comply with applicable law, (ii) failure to obtain state consistency concurrence, (iii) national security or defense issues, or (iv) environmental concerns. As with the Exploration Plan, disapproval does not effect a lease cancellation. Again, the regulations contemplate that the lessee will work to modify the disapproved Development and Production Plan (or resolve the Coastal Zone Management Act issues) for a period of up to five years, during which the lease would most likely be held under a granted suspension.

     All leases in which we hold an interest were originally issued for a primary term of five years. As discussed above, suspensions have the effect of extending the term of the lease for the period of the suspension. All of our leases must be maintained either through production, drilling operations or suspensions. Annual rentals under all leases equal $3/acre. Rentals were waived during the COOGER Study period (from January 1, 1993 through November 15, 1999). The MMS has also waived rentals during the current suspensions of operations beginning July 2, 2001. As these suspensions do not state a definite end date, the date through which rentals will be waived is not known.

     In January 2000, the two properties which are operated by Aera Energy, LLC, Lease OCS-P 0409 and the Point Sal Unit, had requirements to submit an interpretation of the merged 3-D survey of the Offshore Santa Maria Basin covering the properties. This milestone was accomplished in February 2000.

     The next milestone for these properties was to submit a Project Description for each property to the MMS in February 2000. The Project Description for each of the properties was submitted in February and after responding to an MMS request for additional information and clarification, revised Project Descriptions were submitted in September 2000. By letter dated July 21, 2000, Aera submitted a plan to the MMS for the voluntary re-unitization of the Offshore Santa Maria Basin, including the Lion Rock Unit and Lease OCS-P 0409, into one unit. This plan included a proposed time line for submitting the required unit agreement, initial plan of operations, and all geological, geophysical and engineering data supporting that request. Following that submission, MMS advised Aera that it now believes it would not support consolidating the Offshore Santa Maria Basin into one unit. Therefore, Aera is evaluating other unitization alternatives, which will then be reviewed with co-owners and the MMS. The previous suspensions of production on both the Lion Rock Unit and Lease OCS-P-0409 were scheduled to expire on November 1, 2002.

     Prior to the decision in the Norton case, the revised Exploration Plans and/or Development and Production Plans (DPP's) for the Aera properties were scheduled to be submitted to the MMS in September 2001. As the operator of the properties, Aera stated its intent to timely submit the EPs and DPPs. When the EPs and DPPs are submitted, it is currently estimated that it will cost $100,000, with Delta's share being $5,000. When and if milestones are reinstated by the MMS, it is anticipated that the next milestone for Aera would still be to show proof that a Request for Proposal (RFP) has been prepared and distributed to the appropriate drilling contractors as described in the revised Project Descriptions. At the time milestones were suspended by the MMS, the milestone date for the RFP was November 2001. The affected operating companies have formed a committee to cooperate in the process of mobilizing the mobile drilling unit. When necessary, it is anticipated that this committee will prepare the RFP for submission to the contractors and MMS. It is estimated that it will cost $210,000 to complete the RFPs, with Delta's share being $11,000. Unless delays are encountered as the result of the Norton case, drilling operations on the Point Sal Unit are still expected to begin in February 2003 with the drilling of a delineation well at an estimated cost of approximately $13,000,000. Delta's share is estimated at $650,000. No delineation well is necessary for Lease OSC-P 0409 as six wells have been drilled on the lease and a DPP was previously approved.

     The Sword and Gato Canyon Units are operated by Samedan Oil Corporation. In May 2000, Samedan acquired Conoco, Inc.'s interest in the Sword Unit. Prior to such time, as operator Conoco timely submitted the Project

Description for the Sword Unit in February 2000. However, since becoming the operator, Samedan has informed the MMS that it has plans to submit a revised Project Description for the Sword Unit. The new plan is to develop the field from Platform Hermosa, an existing platform, rather than drilling a delineation well on Sword and then abandoning it. Prior to the suspension of milestones in accordance with the Court's order in the Norton case, the next scheduled milestone for the Sword Unit was the DPP for Platform Hermosa, which was to be submitted to the MMS in September 2001. When the DPP is filed, it is estimated that the cost will be approximately $360,000, with Delta's share being $11,000.

     In February 2000, Samedan timely submitted the Project Description for the Gato Canyon Unit. In August 2000, after responding to an MMS request for additional information and clarification, Samedan filed the revised Project Description. Prior to the suspensions granted under the Norton decision, the updated Exploration Plan for the Gato Canyon Unit was to be submitted to the MMS in September 2001. It is estimated that the cost of the updated Exploration Plan will be approximately $300,000, with Delta's share being $50,000. If and when milestones are reinstated, it is anticipated that the next milestone for Gato Canyon would still be to show proof that a Request for Proposal has been prepared and distributed to the appropriate drilling contractors as described in the revised Project Descriptions. At the time milestones were suspended by the MMS, the milestone date for the RFP was November 2001. It is anticipated that the same committee that is preparing the RFPs for the Aera properties will prepare the RFP for Gato Canyon for submittal to the contractors and MMS. It is estimated that it will cost $450,000 to complete the RFP, with Delta's cost estimated at $75,000. Prior to its suspension, the last milestone was to begin drilling operations on the Gato Canyon Unit by May 1, 2003 using the committee's mobile drilling unit. The cost of the drilling operations is estimated to be $11,000,000, with Delta's share being $1,750,000.

     As a result of the Norton case, the Rocky Point Unit leases are held under directed suspensions of operations with no specified end date. The United States government has filed a notice of its intent to appeal the court's order in the Norton case. The Unit operator timely submitted a Project Description for the development program to the MMS as the first milestone in the Schedule of Activities for the Unit. The operator, under the auspices of the MMS, has also made a presentation of the Project to the affected Federal, state and local agencies.

     It is anticipated that the Rocky Point Unit will be developed from existing facilities within the Point Arguello Field, which is currently in production under previously approved Development and Production Plans. The existing Point Arguello Unit DPPs were found to be consistent with California's Coastal Zone Management Plan when originally approved. As the development of the Rocky Point Unit will require only revision of the existing Point Arguello Field DPPs, it is only the proposed revision to the existing DPPs that must now be found to be consistent with the Coastal Zone Management Plan.

     The operator has determined that the proposed Rocky Point Unit development activities comply with the State of California's approved coastal management program and will be conducted in a manner consistent with such program. That conclusion is based on an extensive environmental evaluation set forth in supporting information submitted to the MMS with the proposed revisions to Point Arguello Field DPPs and the evaluation may be accessed on the internet at http://www.mms.gov/omm/pacific/lease/rpu-pdfs/RPU-Supporting-Information.pdf.
By correspondence dated August 7, 2001, however, the Unit operator requested that the CCC suspend the consistency review for the revised Development and Production Plan since the MMS had temporarily stopped work on the processing of the plan as the result of the Norton decision.

     Our working interest share of the future estimated development costs based on estimates developed by the operating partners relating to four of our five undeveloped offshore California units is approximately $210 million. No significant amounts are expected to be incurred during fiscal 2002, and $1.0 million and $4.2 million are expected to be incurred during fiscal 2003 and 2004, respectively. Because the amounts required for development of these undeveloped properties are so substantial relative to our present financial resources, we may ultimately determine to farmout all or a portion of our interests. If we were to farmout our interests, our interest in the properties would be decreased substantially. In the event that we are not able to pay our share of expenses as a working interest owner as required by the respective operating agreements, it is possible that we might lose some portion of our ownership interest in the properties under some circumstances, or that we might be subject to penalties which would result in the forfeiture of substantial revenues from the properties. Alternatively, we may pursue other methods of financing, including selling equity or debt securities.
There can be no assurance that we can obtain any such financing. If we were to sell additional equity securities to finance the development of the properties, the existing common shareholders' interest would be diluted significantly. There are additional, as yet undetermined, costs that we expect in connection with the development of the fifth undeveloped property in which we have an interest (Rocky Point Unit).

     At the present time we believe that all of the costs capitalized for our offshore California properties will be fully recovered through future development and production in spite of the factors discussed above, including, without limitation, the delays that have been encountered in preparing the Development and Production Plan for the Rocky Point Unit, the current uncertainty as to whether that plan will be found to be consistent with the California Coastal Zone Management Plan, our inability to submit exploration plans for the Point Sal, Lion Rock, Gato Canyon and Sword Units since their acquisition in 1992, the extensive development necessary to access reserves on those Units, the uncertainty created by the court ruling in June, 2001 in the Norton case, the current suspension of operations prohibiting exploratory activities on the properties and our inability to effect any development due to our status as an investor as opposed to being the operator of the properties.

     Based on discussions with the MMS and operators of the properties, we currently believe that the MMS will appeal the decision entered in the Norton case and will await the outcome of its appeal prior to providing the State of California with a consistency determination under the Coastal Zone Management Act (see "Properties"). Furthermore, we believe that the MMS will seek to modify the previously submitted suspension of production requests to focus solely on "preliminary activities," and will approve new suspensions of production requests that do not contain any "milestones" per se, as the stated milestones in the previous suspensions of production appear to have been a significant factor in the court's decision. We also believe that the end-date of any such new suspensions of production will likely be the anticipated spud date for the delineation wells set forth in the operators' respective requests for suspensions of production.

     Even though we are not the designated operator of the properties and regulatory approvals have not been obtained, we believe exploration and development activities on these properties will occur and we are committed to expend funds attributable to our interests in order to proceed with obtaining the approvals for the exploration and development activities. Based on the preliminary indicated levels of hydrocarbons present from drilling operations conducted in the past, we believe the fair value of our property interests are in excess of their carrying value at September 30, 2001 and June 30, 2001 and that no impairment in the carrying value has occurred. Should the required regulatory approvals not be obtained or plans for exploration and development of the properties not continue, the carrying value of the properties would likely be impaired and written off.

     Offshore Producing Properties
     -----------------------------

     Point Arguello Unit. Pursuant to a financial arrangement between Whiting and us, we hold what is essentially the economic equivalent of a 6.07% working interest, which we call a "net operating interest", in the Point Arguello Unit and related facilities. In layman's terms, the term "net operating interest" is defined in our agreement with Whiting Petroleum Corporation ("Whiting") as being the positive or negative cash flow resulting to the interest from a seven step calculation which in summary subtracts royalties, operating expenses, severance taxes, production taxes and ad valorem taxes, capital expenditures, Unit fees and certain other expenses from the oil and gas sales and certain other revenues that are attributable to the interest. Within this unit are three producing platforms (Hidalgo, Harvest and Hermosa) which are operated by Arguello, Inc., a subsidiary of Plains Resources, Inc. In an agreement between Whiting and Delta (see Form 8-K dated June 9, 1999), Whiting agreed to retain all of the abandonment costs associated with our interest in the Point Arguello Unit and the related facilities.

      We have already participated in the drilling of three wells and anticipate that we will participate in the drilling of four wells in fiscal 2002. Each well will cost approximately $2.8 million ($170,000 to our interest). We anticipate the drilling costs to be paid through current operations or additional financing.

      On September 29, 2000 we acquired the West Delta Block 52 Unit ("West Delta") from two unrelated entities by paying $1,529,000 and issuing 509,719 shares of our restricted common stock valued at $3.38 per share. We borrowed $1,464,000 of the cash portion of the purchase price from an unrelated entity. Two of our officers agreed to personally guarantee the loan. On April 13, 2001, we sold our proportionate share of the West Delta. We received proceeds of $3,500,000 resulting in a gain on sale of oil and gas properties of $459,000.

     Onshore Producing Properties
     ----------------------------

     On July 10, 2000 we paid $3,745,000 and issued 90,000 shares of our common stock valued at approximately $280,000 and on September 28, 2000 we paid $1,845,000 to acquire interests in 20 producing wells, 5 injection wells and acreage located in the Eland and Stadium fields in Stark County, North

Dakota ("North Dakota"). The July 10, 2000 and September 28, 2000 payments resulted in our acquisition of 67% and 33%, respectively, of the ownership interest in each property acquired. The $3,745,000 payment on July 10, 2000 was financed through borrowings from an unrelated entity and personally guaranteed by Roger A. Parker and Aleron H. Larson, Jr., two of our officers, while the payment on September 28, 2000 was primarily paid out of our net revenues from the effective date of the acquisitions through closing. We also issued 100,000 shares of our restricted common stock, valued at $450,000, to an unaffiliated party for its consultation and assistance related to the transaction. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time the commission was earned and is recorded in oil and gas properties.

      On December 1, 2000, we elected to exercise our option to purchase interests in 680 producing wells and associated acreage in the Permian Basin located in eight counties in west Texas and southeastern New Mexico from Saga Petroleum Corporation ("Saga") and its affiliates. Previously, we paid Saga and its affiliates $500,000 in cash and issued 393,006 shares of our restricted common stock as a deposit required by the Purchase and Sale Agreement between the parties.

      On January 18, 2001, we acquired the Cedar State gas property ("Cedar State") in Eddy County, New Mexico from Saga Petroleum Corporation for $2,700,000. The consideration was $2,100,000 and 181,219 shares of our common stock, valued at $600,000. The shares were valued at $3.31 per share based on ninety percent of a thirty day average closing price prior to close as required by the purchase and sale agreement. As part of the acquisition, we terminated our December 1, 2000 agreement with Saga and Saga was required to return 393,006 shares of our common stock at closing valued at $1,848,000, which had been previously issued as a deposit for the acquisition of the 680 producing wells and associated acreage mentioned above.

     We estimate our capital expenditures for onshore properties to be approximately $1.1 million for the year ending June 30, 2002. However, we are not obligated to participate in future drilling programs and will not enter into future commitments to do so unless management believes we have the ability to fund such projects.

     Onshore Proved Undeveloped Properties
     -------------------------------------

     The amount of our onshore proved undeveloped reserves appears to have significantly decreased when compared to our previous fiscal year. This change is primarily due to logistical constraints caused by a change in independent engineering firms between the two fiscal years. Our new engineering firm did not complete its review of all of our onshore proved undeveloped reserves before the issuance of our fiscal 2001 report. As a result, some of the proved undeveloped reserves that were present in last year's report are not present in this year's report even though we still own the properties and are continuing with development efforts.

     Equity Transactions
     -------------------

     During the year ended June 30, 1998, we issued 22,500 shares of our common stock to a former employee as part of a severance package. This transaction was recorded at its estimated fair market value of the common stock issued of approximately $65,000 and expenses, which was based on the quoted market price of the stock at the time of issuance. We also agreed to forgive approximately $20,000 in debt owed to us by the former employee.

     On July 8, 1998, we completed a sale of 2,000 shares of our common stock to an unrelated individual for net proceeds to Delta of $6,000 at a price of $3.24 per share. This transaction was recorded at the estimated fair value of the common stock issued, which was based on the quoted market price of the stock at the time of issuance.

     On October 12, 1998, we issued 250,000 shares of our common stock, at a price of $1.63 per share, and 500,000 options to purchase our common stock at various exercise prices ranging from $3.50 to $5.00 per share to the shareholders of an unrelated entity in exchange for two licenses for exploration with the government of Kazakhstan. The common stock issued was recorded at the estimated fair value, which was based on the quoted market price of the stock at the time of issuance. The options were valued at $217,000 based on the estimated fair value of the options issued and we recorded $624,000 as undeveloped oil and gas properties.

     On December 1, 1998, we issued 10,000 shares of our common stock valued at $16,000 at a price of $1.75 per share, to an unrelated entity for public relation services and expensed. The common stock issued was recorded at the estimated fair value, which was based on the quoted market price of the stock at the time of issuance.

     On January 1, 1999, we completed a sale of 194,444 shares of our common stock to Evergreen Resources, Inc. ("Evergreen"), another oil and gas company, for net proceeds to us of $350,000.

     During fiscal 1999, we issued 300,000 shares of our common stock, at a price of $2.05 per share, to Whiting, an unrelated entity, along with a $1,000,000 deposit to acquire a portion of Whiting's interest in the Point Arguello Unit, its three platforms (Hidalgo, Harvest, and Hermosa), along with Whiting's interest in the adjacent undeveloped Rocky Point Unit. The common stock issued was recorded at the estimated fair value, which was based on the quoted market price of the stock at the time of issuance and recorded in oil and gas properties.

     During fiscal 2000, we issued 215,000 shares of our common stock, at a price of $2.56 per share and valued at $550,000, to an unrelated entity as a commission for its involvement with the Point Arguello Unit and New Mexico acquisitions completed in fiscal 2000. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time of issuance and recorded in oil and gas properties.

     On December 1, 1999, we acquired a 6.07% working interest in the Point Arguello Unit, its three platforms (Hidalgo, Harvest, and Hermosa), along with a 100% interest in two and an 11.11% interest in one of the three leases within the adjacent Rocky Point Unit for $5,625,000 in cash consideration and the issuance of 500,000 shares of our common stock with an estimated fair value of $1,134,000.

     On December 8, 1999, we completed a sale of 428,000 shares of our common stock, at a price of $1.75 per share, to Bank Leu AG, for $749,000. We paid a commission of $75,000 recorded as an adjustment to equity. In addition, we granted warrants to purchase 250,000 shares of our common stock at prices ranging from $2.00 to $4.00 per share for six to twelve months from the effective date of a registration covering the underlying warrants to an unrelated entity. The warrants were valued at $95,000 which was a 10% discount to market, based on the quoted market price of the stock at the time of issuance. The warrants were accounted for as an adjustment to stockholders' equity.

     On December 16, 1999, we issued 15,000 shares of our restricted common stock, at a price of $2.14 per share and valued at $32,000, to an unrelated company as a commission for its involvement with establishing a credit facility for our Point Arguello Unit purchase recorded as a deferred financing cost and amortized over the life of the loan. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price on the date the commission was earned.

     On January 4, 2000, we completed the sale of 175,000 shares of our common stock in a private transaction to Evergreen, also a shareholder, for net proceeds to us of $350,000.

     On January 5, 2000, we issued 60,000 shares of our restricted common stock, at a price of $2.14 per share and valued at $128,000, to an unrelated company as a commission for its involvement with establishing a credit facility for our Point Arguello Unit purchase which was recorded as a deferred financing cost and amortized over the life of the loan. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price on the date the commission was earned.

     On June 1, 2000, we issued 90,000 shares of our common stock, at a price of $3.04 per share and valued at $273,000, to Whiting as a deposit to acquire certain interests in producing properties in Stark County, North Dakota. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time of issuance and recorded in oil and gas properties.

     On July 5, 2000, we completed the sale of 258,621 shares of our restricted common stock to an unrelated entity for $750,000. A fee of $75,000 was paid and options to purchase 100,000 shares of our common stock at $2.50 per share and 100,000 shares at $3.00 per share for one year were issued to an unrelated individual and entity as consideration for their efforts and consultation related to the transaction. The options were valued at approximately $307,000 based on the estimated fair value of the options issued and recorded as an adjustment to equity.

     On July 31, 2000, we issued an aggregate of 30,000 shares of our restricted common stock, at a price of $3.38 per share and valued at $116,000, to the shareholders of Saga Petroleum Corporation (Brent J. Morse, Morse Family Security Trust, and J. Charles Farmer) for an option to purchase certain properties owned by Saga and its affiliates. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time of issuance and recorded as a deposit on purchase of oil and gas properties.

     On August 3, 2000, we issued 21,875 shares of our restricted common stock, at a price of $3.38 per share and valued at $74,000, to CEC Inc. in exchange for an option to purchase certain properties owned by CEC Inc. and its partners. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time we committed to the transaction and recorded in oil and gas properties.

     On September 7, 2000, we issued 103,423 shares of our restricted common stock, at a price of $4.95 per share and valued at $512,000, to shareholders of Saga Petroleum Corporation in exchange for an option to purchase certain properties under a Purchase and Sale Agreement (see Form 8-K dated September 7, 2000). The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time of issuance and recorded as a deposit on purchase of oil and gas properties.

     On September 29, 2000, we issued 487,844 shares of our restricted common stock, at a price of $3.38 per share and valued at $1,646,000, to Castle Offshore LLC, a subsidiary of Castle Energy Corporation and BWAB Limited Liability Company ("BWAB"), as partial payment for properties in Louisiana. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time we committed to the transaction and is recorded in oil and gas properties.

     During the quarter ended September 30, 2000 we issued 100,000 shares of our restricted common stock at a price of $4.50 per share at a value of $450,000 to BWAB as a commission for its involvement with the North Dakota properties acquisition. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time the commission was earned and is recorded in oil and gas properties.

     On October 2, 2000, we issued 289,583 shares of our restricted common stock, at a price of $4.61 per share and valued at $1,336,000, to Saga Petroleum Corporation and its affiliates as part of a deposit on the purchase of properties in West Texas and Southeastern New Mexico. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time of issuance.

     On October 11, 2000, we issued 138,461 shares of our restricted common stock to Giuseppe Quirici, Globemedia AG and Guadrafin AG for $450,000. We paid $45,000 to an unrelated individual and entity for their efforts and consultation related to the transaction.

     On January 3, 2001, we entered into an agreement with Evergreen, also a shareholder, whereby Evergreen acquired 116,667 shares of our restricted common stock for $350,000. We also issued an option to acquire an interest in three undeveloped Offshore Santa Barbara, California properties until September 30, 2001. No book value was assigned to the option. Upon exercise, Evergreen would have been required to transfer the 116,667 shares of our common stock back to us and would have been responsible for 100% of all future minimum payments underlying the properties in which the interest is acquired. This option has expired.

     On January 12, 2001, we issued 490,000 shares of our restricted common stock to an unrelated entity for $1,102,000. We paid a cash commission of $110,000 to an unrelated individual and issued options to purchase 100,000 shares of our common stock at $3.25 per share to an unrelated company for its efforts in connection with the sale. The options were valued at approximately $200,000. Both the commission and the value of the options have been recorded as an adjustment to equity.

     On January 18, 2001 Franklin Energy LLC, an affiliate of BWAB Limited Liability Company, a less than 10% shareholder, earned 20,250 shares of our common stock for its assistance in the purchase of the Cedar State property. The shares issued were issued during our most recently completed fiscal quarter and valued at $81,000, which was a 10% discount to market, based on the quoted market price of our stock at the date of the acquisition. The shares were accounted for as an adjustment to the purchase price and capitalized to oil and gas properties.

     On April 13, 2001, Franklin Energy LLC, an affiliate of BWAB Limited Liability Company, a less than 10% shareholder, earned 10,000 shares of our common stock for its assistance in the sale of the West Delta property. The shares issued were valued at $40,000, which was a 10% discount to market, based on the quoted market price of our stock at the date the contract was entered into. The value of the stock was recorded as an adjustment to the sale price.

     Agreement with Swartz
     ---------------------

     On July 21, 2000, we entered into an investment agreement with Swartz Private Equity, LLC ("Swartz") and issued Swartz a warrant to purchase 500,000 shares of common stock exercisable at $3.00 per share until May 31, 2005. A warrant to purchase 150,000 shares of our common stock at $3.00 per share for five years was also issued to another unrelated company as consideration for its efforts in this transaction and has been recorded as an adjustment to equity. In the aggregate, we issued options to Swartz and the other unrelated company valued at $1,436,000 as consideration for the firm underwriting commitment of Swartz and related services to be rendered and recorded in additional paid in capital. The options were valued at market based on the quoted market price at the time of issuance.

      The investment agreement entitles us to issue and sell ("Put") up to $20 million of our common stock to Swartz, subject to a formula based on our stock price and trading volume over a three year period following the effective date of a registration statement covering the resale of the shares to the public. Pursuant to the terms of this investment agreement Delta is not obligated to sell to Swartz all of the common stock referenced in the agreement nor do we intend to sell shares to the entity unless it is beneficial to Delta.

      To exercise a Put, we must have an effective registration statement on file with the Securities and Exchange Commission covering the resale to the public by Swartz of any shares that it acquires under the investment agreement. Delta has filed a registration statement covering the Swartz transaction with the SEC. Swartz will pay us the lesser of the market price for each share minus $0.25, or 91% of the market price for each share of common stock under the Put. The market price of the shares of common stock during the 20 business days immediately following the date we exercise a Put is used to determine the purchase price Swartz will pay and the number of shares we will issue in return.

     If we do not Put at least $2,000,000 worth of common stock to Swartz during each one year period following the effective date of the Investment Agreement, we must pay Swartz an annual non-usage fee. This fee equals the difference between $200,000 and 10% of the value of the shares of common stock we Put to Swartz during the one year period. The fee is due and payable on the last business day of each one year period. Each annual non-usage fee is payable to Swartz, in cash, within five (5) business days of the date it accrued. We are not required to pay the annual non-usage fee to Swartz in years we have met the Put requirements. We are also not required to deliver the non-usage fee payment until Swartz has paid us for all Puts that are due. If the investment agreement is terminated, we must pay Swartz the greater of
(i) the non-usage fee described above, or (ii) the difference between $200,000 and 10% of the value of the shares of common stock Put to Swartz during all

Puts to date. We may terminate our right to initiate further Puts or terminate the investment agreement at any time by providing Swartz with written notice of our intention to terminate. However, any termination will not affect any other rights or obligations we have concerning the investment agreement or any related agreement.

     We cannot determine the exact number of shares of our common stock issuable under the investment agreement and the resulting dilution to our existing shareholders, which will vary with the extent to which we utilize the investment agreement and the market price of our common stock. The investment agreement provides that we cannot issue shares of common stock that would exceed 20% of the outstanding stock on the date of a Put unless and until we obtain shareholder approval of the issuance of common stock. We will seek the required shareholder approval under the investment agreement and under NASDAQ rules.

     Options
     -------

     We received the proceeds from the exercise of options to purchase shares of our common stock of less than one thousand dollars, $1,480,000 and $1,378,000 during the three months ended September 30, 2001 and years ended June 30, 2001 and 2000, respectively.

     Capital Resources
     -----------------

     We expect to raise additional capital by selling our common stock in order to fund our capital requirements for our portion of the costs of the drilling and completion of development wells on our proved undeveloped properties during the next twelve months. There is no assurance that we will be able to do so or that we will be able to do so upon terms that are acceptable. We will continue to explore additional sources of both short-term and long-term liquidity to fund our operations and our capital requirements for development of our properties including establishing a credit facility, sale of equity or debt securities and sale of properties. Many of the factors which may affect our future operating performance and liquidity are beyond our control, including oil and natural gas prices and the availability of financing.

     After evaluation of the considerations described above, we presently believe that our cash flow from our existing producing properties and other sources of funds will be adequate to fund our operating expenses and satisfy our other current liabilities over the next year or longer. If it were necessary to sell an existing producing property or properties to meet our operating expenses and satisfy our other current liabilities over the next year or longer we believe we would have the ability to do so.

      Market Risk
      -----------

      Market risk is the potential loss arising from adverse changes in market rates and prices, such as foreign currency exchange and interest rates and commodity prices. We do not use financial instruments to any degree to manage foreign currency exchange and interest rate risks and do not hold or issue financial instruments to any degree for trading purposes. All of our revenue
and related receivables are payable in U.S. dollars.   We do have a contract
to sell 6,000 barrels a month at $27.31 through February 28, 2002. We were subject to interest rate risk on $8,593,000 of variable rate debt obligations at September 30, 2001. The annual effect of a one percent change in interest rates would be approximately $86,000. The interest rate on these variable rate debt obligations approximates current market rates as of September 30, 2001.

     Results of Operations
     ---------------------

     Three Months Ended September 30, 2001 Compared to
     Three Months Ended September 30, 2000
     -------------------------------------------------

     Income (loss).   We reported a net loss for the three months ended
September 30, 2001 of $244,000 compared to a net income of $270,000 for the three months ended September 30, 2000. The net loss and net income for the three months ended September 30, 2001 and 2000 were affected by numerous items, described in detail below.

     Revenue. Total revenue for the three months ended September 30, 2001 was $2,443,000 compared to $2,401,000 for the three months ended September 30, 2000. Oil and gas sales for the three months ended September 30, 2001 was $2,416,000 compared to $2,359,000 for the three months ended September 30, 2000. The decrease of $57,000 in oil and gas revenue is primarily attributed to the decrease in oil and gas prices which were offset by additional production relating to certain acquisitions during fiscal 2001.

     Other Revenue. Other revenue includes amounts recognized from production of gas previously deferred pending determination of our interests in the properties.

     Production volumes and average prices received for the three months ended September 30, 2001 and 2000 are as follows:

                                              Three Months Ended
                                                 September 30,
                                          2001                  2000
                                    Onshore   Offshore    Onshore   Offshore
Production:
   Oil (barrels)                     27,262     69,219     22,589     71,819
   Gas (Mcf)                        149,009          -    129,050          -
Average Price:
   Net of forward contract sales
   Oil (per barrel)                 $ 26.03    $ 17.41    $ 29.05    $ 15.81
   Gas (per Mcf)                    $  3.37          -    $  4.40          -
   Gross of forward contract sales*
   Oil (per barrel)                 $ 26.15    $ 17.41    $ 29.05    $ 24.63
   Gas (per Mcf)                    $  6.27          -    $  4.40          -


     *We sold 25,000 barrels of our offshore production per month from June 2000 to December 2000 at $14.65 per barrel under fixed price contracts with production purchases. We sold 6,000 barrels per month from March 1, 2001 through September 30, 2001 at $27.31 per barrel under fixed price contracts with production purchases.

     Lease Operating Expenses. Lease operating expenses were $721,000 for the three months ended September 30, 2001 compared to $943,000 for the same period in 2000. On a barrel equivalent basis, lease operating expenses were $3.84 for the three months ended September 30, 2001 compared to $3.85 for the same period in 2000 for onshore properties. On a barrel equivalent basis, lease operating expenses were $7.53 for the three months ended September 30, 2001 compared to $10.77 for the same period in 2000 for the offshore properties. The decrease in lease operating expense can be attributed to lower offshore operating costs after the completion of an extensive workover program during fiscal 2001.

     Depreciation and Depletion Expense. Depreciation and depletion expense for the three months ended September 30, 2001 was $793,000 compared to $465,000 for the same period in 2000. On a barrel equivalent basis, the depletion rate was $10.82 for the three months ended September 30, 2001 and $6.63 for the same period in 2000 for onshore properties. On a barrel equivalent basis, the depletion rate was $3.30 for the three months ended September 30, 2001 compared to $2.34 for the same period in 2000 for offshore properties. The increase in depletion expense can be attributed to the acquisitions completed during fiscal 2001.

     Exploration Expenses. We incurred exploration expenses of $72,000 for the three months ended September 30, 2001 compared to $13,000 for the same period in 2000. Exploration expense has increased from last year as we have expanded its activity in offshore California.

     Professional Fees. Professional fees for the three months ended September 30, 2001 were $324,000 compared to $230,000 for the same period in 2000. The increase in professional fees is primarily attributed to legal fees for representation in negotiations and discussions with various state and federal governmental agencies relating to Delta's undeveloped offshore California leases.

     General and Administrative Expenses. General and administrative expenses for the three months ended September 30, 2001 were $286,000 compared to $292,000 for the same period in 2000.

     Stock Option Expense. Stock option expense has been recorded for the three months ended September 30, 2001 of $17,000 compared to $211,000 for the same period in 2000, for options granted to certain officers, directors, employees and consultants at option prices below the market price at the date of grant.

     Other income. Other income during the three months ended September 30, 2000 includes the sale of our unsecured claim in bankruptcy against our former parent, Underwriters Financial Group, in the amount of $350,000.

     Interest and Financing Costs. Interest and financing costs for the three months ended September 30, 2001 were $352,000 compared to $338,000 for the same period in 2000. The increase in interest and financing costs can be attributed to the increase in amortization of deferred financing costs relating to the overriding royalties earned under the loan agreement with Kaiser-Francis Oil Company.

     Year Ended June 30, 2001 Compared to Year Ended June 30, 2000
     --------------------------------------------------------------

     Net Earnings (Loss). Our net income for the year ended June 30, 2001 was $345,000 compared to a net loss of $3,367,000 for the year ended June 30, 2000. The results for the years ended June 30, 2001 and 2000 were effected by the items described in detail below.

     Revenue. Total revenue for the year ended June 30, 2001 was $12,877,000 compared to $3,576,000 for the year ended June 30, 2000. Oil and gas sales for the year ended June 30, 2001 were $12,254,000 compared to $3,356,000 for the year ended June 30, 2000. The increase in oil and gas sales during the year ended June 30, 2001 resulted from the acquisitions of twenty producing wells, five injection wells located in Eland and Stadium fields in Stark County, North Dakota and the Cedar State gas property in Eddy County, New Mexico during fiscal 2001 and eleven producing wells in New Mexico and Texas and the acquisition of an interest in the offshore California Point Arguello Unit during fiscal 2000. The increase in oil and gas sales was also impacted by the increase in oil and gas prices. If we would not have sold our proportionate shares of our barrels offshore California at $8.25 and $14.65 per barrel under fixed price contracts with production purchases, we would have realized an increase in income of $1,242,000 in 2001 and $2,033,000 in 2000.

     Gain on Sale of Oil and Gas Properties. During the years ended June 30, 2001 and 2000, we disposed of certain oil and gas properties and related equipment to unaffiliated entities. We have received proceeds from the sales of $3,700,000 and $75,000 which resulted in a gain on sale of oil and gas properties of $458,000 and $75,000 for the years ended June 30, 2001 and 2000, respectively.

     Other Revenue. Other revenue represents amounts recognized from the production of gas previously deferred pending determination of our interests in the properties.

     Production volumes and average prices received for the years ended June 30, 2001 and 2000 are as follows:

                                          2001                 2000
                                    Onshore   Offshore   Onshore   Offshore
Production:
   Oil (barrels)                    117,471   307,723     9,620    186,989
   Gas (Mcf)                        539,497         -    362,051         -

Average Price:
   Net of forward contract sales
   Oil (per barrel)                 $27.10    $18.49     $25.95    $11.54
   Gas (per Mcf)                    $ 6.27         -     $ 2.62         -
   Gross of forward contract sales*
   Oil (per barrel)                 $27.30    $22.53     $25.95    $21.14
   Gas (per Mcf)                    $ 6.27         -     $ 2.62         -

*We sold 25,000 barrels per month from December 1999 to May 2000 at $8.25 per barrel and we sold 25,000 barrels of our offshore production per month from June 2000 to December 2000 at $14.65 per barrel under fixed price contracts with production purchases. We sold 6,000 barrels per month from March 1, 2001 through June 30, 2001 at $27.31 per barrel under fixed price contracts with production purchases.

     Lease Operating Expenses. Lease operating expenses for the year ended June 30, 2001 were $4,698,000 compared to $2,405,000 for the year ended June 30, 2000. The increase in lease operating expense compared to 2000 resulted from the acquisitions of twenty producing wells and five injection wells in Stark County, North Dakota and the Cedar State gas property in Eddy County, New Mexico during fiscal 2001 and the acquisition of an interest in eleven new properties onshore and an interest in the offshore Point Arguello Unit near Santa Barbara, California during fiscal 2000. On a per Bbl equivalent basis, production expenses and taxes were $3.88 for onshore properties and $12.65 for offshore properties during the year ended June 30, 2001 compared to $4.94 for onshore properties and $11.02 for offshore properties for the year ended June 30, 2000.

     Depreciation and Depletion Expense. Depreciation and depletion expense for the year ended June 30, 2001 was $2,533,000 compared to $888,000 for the year ended June 30, 2000. On a per Bbl equivalent basis, the depletion rate was $8.16 for onshore properties and $2.71 for offshore properties during the year ended June 30, 2001 compared to $4.64 for onshore properties and $3.00 for offshore properties for the year ended June 30, 2000.

     Exploration Expenses. Exploration expenses consist of geological and geophysical costs and lease rentals. Exploration expenses were $89,000 for the year ended June 30, 2001 compared to $47,000 for the year ended June 30, 2000.

     Abandonment and Impairment of Oil and Gas Properties. We recorded an expense for the abandonment and impairment of oil and gas properties for the year ended June 30, 2001 of $798,000. Our proved properties were assessed for impairment on an individual field basis and we recorded impairment provisions attributable to certain producing properties of $174,000 for the year ended June 30, 2001. The expense in 2001 also includes a provision for impairment of the costs associated with the Kazakhstan licenses of $624,000. We made a determination based on the political risk and lack of expertise in the area that it may not be economical to develop this prospect and as such we may not proceed with this prospect. Based on an assessment of all properties as of June 30, 2000, there was no impairment for oil and gas properties in fiscal 2000. See impairment of Long-Lived Assets in "Description of Properties."

     Professional Fees. Professional fees for the year ended June 30, 2001 were $1,108,000 compared to $519,000 for the year ended June 30, 2000. The increase in professional fees compared to fiscal 2000 can be primarily attributed to legal fees for representation in negotiations and discussions with various state and federal governmental agencies relating to Delta's undeveloped offshore California leases.

     General and Administrative Expenses. General and administrative expenses for the year ended June 30, 2001 were $1,470,000 compared to $1,258,000 for the year ended June 30, 2000. The increase in general and administrative expenses is primarily attributed to the increase in travel, corporate filings, salaries and contract labor.

     Stock Option Expense. Stock option expense has been recorded for the years ended June 30, 2001 and 2000 of $409,000 and $538,000, respectively, for options granted to certain officers, directors, employees and consultants at option prices below the market price at the date of grant. The stock option expense for fiscal 2001 and 2000 can primarily be attributed to options to certain consultants that provide us with shareholder relations services and options to our directors.

     Interest and Financing Costs. Interest and financing costs for the year ended June 30, 2001 were $1,861,000 compared to $1,265,000 for the year ended June 30, 2000. The increase in interest and financing costs can be attributed to the increase in the amortization of the deferred financing costs relating to the additional debt for the new acquisitions during fiscal 2001 primarily relating to the overriding royalties earned by Kaiser-Francis Oil Company pursuant to the loan agreement.

     Other Income. Other income of $528,000 for the year ended June 30, 2001 includes the sale of our unsecured claim in bankruptcy against our former parent, Underwriters Financial Group, in the amount of $350,000.

     Year Ended June 30, 2000 Compared to Year Ended June 30, 1999
     -------------------------------------------------------------

     Net Earnings (Loss). Our net loss for the year ended June 30, 2000 was $3,367,000 compared to the net loss of $2,998,000 for the year ended June 30, 1999. The losses for the years ended June 30, 2000 and 1999 were effected by the items described in detail below.

     Revenue. Total revenue for the year ended June 30, 2000 was $3,576,000 compared to $1,695,000 for the year ended June 30, 1999. Oil and gas sales for the year ended June 30, 2000 were $3,356,000 compared to $558,000 for the year ended June 30, 1999. The increase in oil and gas sales during the year ended June 30, 2000 resulted from the acquisition of eleven producing wells in New Mexico and Texas and the acquisition of an interest in the offshore California Point Arguello Unit. The increase in oil and gas sales was also impacted by the increase in oil and gas prices. If we would have not committed to sell our proportionate shares of our barrels at $8.25 and $14.65 per barrel, we would have realized an increase in income of $2,033,000.

     Gain on sale of oil and gas properties. During the years ended June 30, 2000 and 1999, we disposed of certain oil and gas properties and related equipment to unaffiliated entities. We have received proceeds from the sales of $75,000 and $1,384,000, which resulted in a gain on sale of oil and gas properties of $75,000 and $957,000 for the years ended June 30, 2000 and 1999, respectively.

     Other Revenue. Other revenue represents amounts recognized from the production of gas previously deferred pending determination of our interests in the properties.

     Production volumes and average prices received for the years ended June 30, 2000 and 1999 are as follows:

                                        2000                    1999
                                Onshore     Offshore     Onshore     Offshore
                                -------     --------     -------     --------
Production:
     Oil (barrels)                9,620     186,989        5,574          -
     Gas (Mcf)                  362,051           -      254,291          -
Average Price:
     Oil (per barrel)            $25.95      $11.54*      $10.24          -
     Gas (per Mcf)               $ 2.62           -        $1.97          -
     Average Price-Offshore
      Point Arguello*
      Oil (per Bbls) gross price      -      $21.14            -          -
      Oil (per Bbls) net price        -      $11.54            -          -

* We record oil and gas revenue net of all forward sales contracts. We sold 25,000 barrels per month from December 1999 to May 2000 at $8.25 per barrel and we committed to sell 25,000 barrels per month from June 2000 to December 2000 at $14.65 per barrel under fixed price contracts with production purchases. The difference between gross and net price received is a result of these forward sales contracts.

    Lease Operating Expenses. Lease operating expenses for the year ended June 30, 2000 were $2,405,000 compared to $210,000 for the year ended June 30, 1999. On a per Bbl equivalent basis, production expenses and taxes were $4.94 for onshore properties and $11.02 for offshore properties during the year ended June 30, 2000 compared to $4.37 for onshore properties for the year ended June 30, 1999. The increase in lease operating expense compared to 1999 resulted from the acquisition of an interest in eleven new properties onshore and an interest in the offshore Point Arguello Unit near Santa Barbara, California. In general the cost per Bbl for offshore operations is higher than onshore. The offshore properties had approximately $175,000 in non capitalized workover cost included in lease operating expense.

     Depreciation and Depletion Expense. Depreciation and depletion expense for the year ended June 30, 2000 was $888,000 compared to $229,000 for the year ended June 30, 1999. On a Bbl equivalent basis, the depletion rate was $4.64 for onshore properties and $3.00 for offshore properties during the year ended June 30, 2000 compared to $4.78 for onshore properties for the year ended June 30, 1999.

     Exploration Expenses. Exploration expenses consist of geological and geophysical costs and lease rentals. Exploration expenses were $47,000 for the year ended June 30, 2000 compared to $75,000 for the year ended June 30, 1999.

     Abandonment and Impairment of Oil and Gas Properties. We recorded an expense for the abandonment and impairment of oil and gas properties for the year ended June 30, 1999 of $273,000. Our proved properties were assessed for impairment on an individual field basis and we recorded impairment provisions attributable to certain producing properties of $103,000 for the year ended June 30, 1999. The expense in 1999 also includes a provision for impairment of the costs associated with the Sacramento Basin of Northern California of $170,000. We made a determination based on drilling results that it would not be economical to develop certain prospects and as such we will not proceed with these prospects. Based on an assessment of all properties as of June 30, 2000, there was no impairment for oil and gas properties in fiscal 2000.

     Professional Fees and General and Administrative Expenses. General and administrative expenses for the year ended June 30, 2000 were $1,777,000 compared to $1,505,000 for the year ended June 30, 1999. The increase in general and administrative expenses compared to fiscal 1999, can be attributed to an increase in shareholder relations and professional services relating to Securities and Exchange Commission related filings.

     Stock Option Expense. Stock option expense has been recorded for the years ended June 30, 2000 and 1999 of $538,000 and $2,081,000, respectively, for options granted to and/or re-priced for certain officers, directors, employees and consultants at option prices below the market price at the date of grant. The stock option expense for fiscal 2000 can primarily be attributed to repricing options to certain consultants that provided us with shareholder relations services. The most significant amount of the stock option expense for fiscal 1999 can be attributed to a grant by the Incentive Plan Committee ("Committee") of options to purchase 89,686 shares of our common stock and the re-pricing of 980,477 options to purchase shares of our common stock for two of our officers at a price of $.05 per share under the Incentive Plan. The Committee also re-priced 150,000 options to purchase shares of our common stock to two employees at a price of $1.75 per share under the Incentive Plan. Stock option expense in fiscal 1999 of $1,985,414 was recorded based on the difference between the option price and the quoted market price on the date of grant and re-pricing of the options.

     Interest and Financing Costs. Interest and financing costs for the years ended June 30, 2000 and 1999 were $1,265,000 and $20,000, respectively. The increase in interest and financing costs can be attributed to the new debt established to purchase oil and gas properties.

     Recently Issued or Proposed Accounting Standards and Pronouncements
     -------------------------------------------------------------------

     In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets" and approved for issuance SFAS No. 143, "Accounting for Asset Retirement Allocations." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated or completed after June 30, 2001. SFAS No. 141 also specifies criteria that intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill. The adoption of SFAS No. 141 will have no impact on our fiscal 2001 financial statements.

     SFAS No. 142 requires that goodwill no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. Any goodwill and any intangible asset determined to have an indefinite useful life that are acquired in a purchase business combination completed after June 30, 2001 will not be amortized, but will be evaluated for impairment in accordance with the appropriate existing accounting literature. The adoption will have no impact on our fiscal 2001 financial statements.

     SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset and is effective for fiscal years beginning after June 15, 2002. Management is currently assessing the impact SFAS No. 143 will have on our financial condition and results of operations.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment of Disposal of Long-Lived Assets," which is effective for fiscal years beginning after December 15, 2001. SFAS No. 144 establishes one accounting model to be used for long-lived assets to be disposed of by sale and broadens the presentation of discontinued operations to included more disposal transaction. We are currently assessing the impact SFAS No. 144 will have on our financial condition and results of operations.


                    RECENT MATERIAL CHANGES IN OUR BUSINESS

     There have been no material changes in our business since June 30, 2001 other than the changes disclosed in the Form 10-KSB for the fiscal year ended June 30, 2001 and the Form 10-Q for the period ended September 30, 2001.


                           SELLING SECURITY HOLDERS

     Common stock registered for resale under this prospectus would constitute approximately 34% of our issued and outstanding common shares as of November 28, 2001 if all 1,275,000 warrants and options are exercised. The shares offered by this prospectus are being offered by selling shareholders.

SELLING SHAREHOLDERS
--------------------

1.   Pegasus Finance Limited (an affiliate of GlobeMedia AG)

     This prospectus covers 400,000 shares of common stock issuable upon the exercise of options we issued to Pegasus Finance Limited. 100,000 of the options are exercisable at a price of $2.50 per share, another 100,000 of the options are exercisable at $3.00 per share, and the remaining 100,000 of the options are exercisable at $6.00 per share. The 300,000 options expire one year after the effectiveness of this registration statement. The remaining 100,000 options are exercisable at a price of $3.125 per share and expire January 9, 2004. The majority owners of Pegasus Finance Limited are Tanwood Limited and Garwood Limited.

2.   Bank Leu AG

     This prospectus covers 258,621 shares of common stock we issued to Bank Leu AG on June 30, 2000 at a price of $2.90 per share and covers 490,000 shares issued to Bank Leu AG at a price of $2.25 per share on January 11, 2001.

3.   Howard Jenkins d/b/a Hunter Equities, Inc.

     This prospectus covers 50,000 shares of common stock issuable upon the exercise of warrants we issued to Howard Jenkins d/b/a Hunter Equities, Inc. on July 20, 1995 at a price of $6.00 per warrant. These warrants will expire one year after the effectiveness of this registration statement.

4.   Robert N. Webster

     This prospectus covers 25,000 shares of common stock issuable upon the exercise of warrants we issued to Robert N. Webster on February 11, 1999 at a price of $2.125 per warrant. These warrants will expire on the later of February 11, 2001 or ninety (90) days from the date this registration statement is effective.

5.   Fenham Systems Limited

     This prospectus covers 22,500 shares of common stock issuable upon the exercise of warrants we issued to Fenham Systems Limited. 10,000 of the warrants are exercisable at a price of $3.50 per share, another 5,000 of the warrants are exercisable at $4.00 per share, another 5,000 of the warrants are exercisable at $4.50 per share, and the remaining 2,500 of the warrants are exercisable at $5.00 per share. All 22,500 warrants will expire on October 9, 2004. The majority owner of Fenham Systems Limited is Fidelity Corp. Limited as trustee of the Cypress Trust.

6.   Daniel A.A. Thomas

     This prospectus covers 90,000 shares of common stock issuable upon the exercise of warrants we issued to Daniel A.A. Thomas. 40,000 of the warrants are exercisable at a price of $3.50 per share, another 20,000 of the warrants are exercisable at $4.00 per share, another 20,000 of the warrants are exercisable at $4.50 per share, and the remaining 10,000 of the warrants are exercisable at $5.00 per share. All 90,000 warrants will expire on October 9, 2004.

7.   Tony Vanetik

     This prospectus covers 60,000 shares of common stock issuable upon the exercise of warrants we issued to Tony Vanetik. 35,000 of the warrants are exercisable at a price of $3.50 per share, another 10,000 of the warrants are exercisable at $4.00 per share, another 10,000 of the warrants are exercisable at $4.50 per share, and the remaining 5,000 of the warrants are exercisable at $5.00 per share. All 60,000 warrants will expire on October 9, 2004.

8.   Yuri Vanetik

     This prospectus covers 90,000 shares of common stock issuable upon the exercise of warrants we issued to Yuri Vanetik. 40,000 of the warrants are exercisable at a price of $3.50 per share, another 20,000 of the warrants are exercisable at $4.00 per share, another 20,000 of the warrants are exercisable at $4.50 per share, and the remaining 10,000 of the warrants are exercisable at $5.00 per share. All 90,000 warrants will expire on October 9, 2004.

9.  Starrleaf Business Limited

     This prospectus covers 60,000 shares of common stock issuable upon the exercise of warrants we issued to Starrleaf Business Limited. 35,000 of the warrants are exercisable at a price of $3.50 per share, another 10,000 of the warrants are exercisable at $4.00 per share, another 10,000 of the warrants are exercisable at $4.50 per share, and the remaining 5,000 of the warrants are exercisable at $5.00 per share. All 60,000 warrants will expire on October 9, 2004. The majority owner of Starrleaf Business Limited is Sergei Polyanichkin.

10.  Brendan Joseph Morrisey

     This prospectus covers 77,500 shares of common stock issuable upon the exercise of warrants we issued to Brendan Joseph Morrisey. 40,000 of the warrants are exercisable at a price of $3.50 per share, another 15,000 of the warrants are exercisable at $4.00 per share, another 15,000 of the warrants are exercisable at $4.50 per share, and the remaining 7,500 of the warrants are exercisable at $5.00 per share. All 77,500 warrants will expire on October 9, 2004.

11.  Dean Miller

     This prospectus covers 100,000 shares of common stock issuable upon the exercise of warrants we issued to Dean Miller. 50,000 of the warrants are exercisable at a price of $3.50 per share, another 20,000 of the warrants are exercisable at $4.00 per share, another 20,000 of the warrants are exercisable at $4.50 per share, and the remaining 10,000 of the warrants are exercisable at $5.00 per share. All 100,000 warrants will expire on October 9, 2004.

12.  Brent J. Morse

     This prospectus covers 79,226 shares of common stock issued to Brent J. Morse. On July 31, 2000, we issued 11,250 shares of common stock in exchange for an option to purchase certain oil and gas assets at a value of $3.33 per share and on January 22, 2001 we issued 67,976 shares of common stock at a value of $3.31 per share in exchange for certain oil and gas assets.

13.  Morse Family Security Trust

     This prospectus covers 26,409 shares of common stock issued to Morse Family Security Trust. On July 31, 2000 we issued 3,750 shares of common stock in exchange for an option to purchase certain oil and gas assets at a value of $3.33 per share and on January 22, 2001 we issued 22,659 shares of common stock at a value of $3.31 per share in exchange for certain oil and gas assets.

14.  J. Charles Farmer

     This prospectus covers 105,634 shares of common stock issued to J. Charles Farmer. On July 31, 2000 we issued 15,000 shares of common stock in exchange for an option to purchase certain oil and gas assets at a value of $3.33 per share and on January 22, 2001 we issued 90,634 shares of common stock at a value of $3.31 per share in exchange for certain oil and gas assets.

15.  Kaiser-Francis Oil Company

     This prospectus covers 250,000 shares of common stock issuable upon the exercise of options we issued to Kaiser-Francis Oil Company in November, 1999 at a price of $2.00 per share. These options will expire on December 1, 2004. The majority owner of Kaiser-Francis Oil Company is GBK Corp.

16.  LoTayLingKyur, Inc.

     This prospectus covers 50,000 shares of common stock issuable upon the exercise of options we issued to LoTayLingKyur, Inc. on July 1, 1995 at a price of $6.00 per share. These options will expire ninety (90) days after the effectiveness of this registration statement. The majority owner of LoTayLingKyur, Inc. is Mark A. Smith.

17.  Giuseppe Quirici

     This prospectus covers 61,615 shares of common stock we issued to Giuseppe Quirici on October 12, 2000 at a price of $3.25 per share.

18.  GlobeMedia AG

     This prospectus covers 230,692 shares of common stock we issued to GlobeMedia AG on October 11, 2000 at a price of $3.25 per share. We issued 200,000 shares of common stock issuable upon the exercise of options at a price of $4.5625 per share. These options will expire one year after the effectiveness of this registration statement.

19.  Quadrafin AG

     This prospectus covers 46,154 shares of common stock we issued to Quadrafin AG on October 11, 2000 at a price of $3.25 per share. Quadrafin AG is an affiliate of GlobeMedia AG and the majority shareholder is Rene' Sarbarch.

20.  BWAB Limited Liability Company

     This prospectus covers 642,430 shares of common stock we issued to BWAB Limited Liability Company. As compensation for oil and gas related services performed for us by BWAB, we issued 100,000 shares to BWAB on August 6, 1999 at a value of $3.04 per share, 115,000 shares on December 20, 1999 at a value of $2.14 per share and 100,000 shares on October 23, 2000 at a value of $4.50 per share. We issued BWAB an additional 127,430 shares on September 26, 2000 at a value of $3.00 per share in exchange for oil and gas properties sold to us by BWAB, and we issued 200,000 shares to BWAB on January 8, 2001 at a conversion price of approximately $2.50 per share upon the conversion of a convertible promissory note.

21.  CEC Inc.

     This prospectus covers 382,289 shares of common stock we issued to CEC Inc. on September 26, 2000 (including a deposit of 21,875 shares issued on August 4, 2001) at a value of $3.00 per share in exchange for oil and gas properties sold to us by CEC. CEC is owned by Castle Energy Corporation.

22.  Whiting Petroleum Corporation

     This prospectus covers 390,000 shares of common stock we issued to Whiting. We issued 50,000 shares on January 14, 1999 at a value of $2.49 per share in exchange for oil and gas properties sold to us by Whiting, 250,000 shares on May 26, 1999 at a value of $1.97 per share in exchange for an option to acquire oil and gas properties owned by Whiting and 90,000 shares on June 6, 2000 at a value of $3.04 per share in exchange for oil and gas properties sold to us by Whiting.

23.  Evergreen Resources Inc.

     This prospectus covers 291,667 shares of common stock we issued to Evergreen Resources Inc. We issued 175,000 shares of common stock on January 4, 2000 at a price of $2.00 per share and 116,667 shares of common stock on January 3, 2001 at $3.00 per share.

     The table below includes information regarding ownership of our common stock by the selling shareholders on January 17, 2001 and the number of shares that they may sell under this prospectus. There are no material relationships with any of the selling shareholders other than those discussed below.

                                   Shares                 Shares      Percent
                                Beneficially           Beneficially  of Class
                                Owned Prior            Owned After     Owned
                                   to the      Shares       the      After the
Selling Shareholders              Offering   Offered(1)  Offering    Offering
--------------------            ------------ ---------- -----------  ---------
Pegasus Finance Limited(2,3)       400,000     400,000
Bank Leu AG(2)                   1,176,621     748,621    428,000       3.9%
Howard Jenkins d/b/a
   Hunter Equities, Inc.(2)         50,000      50,000
Robert N. Webster(2)                25,000      25,000
Fenham Systems Limited(2)           32,500      22,500
Daniel A.A. Thomas(2)               90,000      90,000
Tony Vanetik(2)                     60,000      60,000
Yuri Vanetik(2)                     90,000      90,000
Starrleaf Business Limited(2)       60,000      60,000
Brendan Joseph Morrisey(2)          77,500      77,500
Dean Miller(2)                     100,000     100,000
Brent J. Morse                      79,226      79,226
Morse Family Security Trust         26,409      26,409
J. Charles Farmer                  105,634     105,634
Kaiser-Francis Oil Company(2)      250,000     250,000
LoTayLingKyur, Inc.(2)              50,000      50,000

Giuseppe Quirici(2)                 61,615      61,615
GlobeMedia AG(2)                   230,692     230,692
Quadrafin AG(2)                     46,154      46,154
BWAB Limited Liability Company(2)  642,430     642,430
CEC Inc.(2)                        382,289     382,289
Whiting Petroleum Corporation(2)   390,000     390,000
Evergreen Resources Inc.(2)        291,667     291,667
----------------------------------------------------------------------------

(1) Assumes that the selling shareholders will sell all of the shares of common stock offered by this prospectus. We cannot assure you that the selling shareholders will sell all or any of these shares.

(2) Includes common stock issuable upon the exercise of currently outstanding options and warrants.

(3) Does not include shares owned by GlobeMedia AG. Pegasus is an affiliate of GlobeMedia AG. As of January 17, 2001 GlobeMedia AG owned 30,692 shares of common stock and 200,000 shares of common stock underlying currently exercisable options. The options are exercisable at $2.50 per share and will expire April 10, 2002.

                           PLAN OF DISTRIBUTION

     The selling shareholders and their successors, which term includes their transferees, pledgees or donees or their successors, may sell the common stock directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The selling shareholders may effect the distribution of the common stock in one or more of the following methods:

         - ordinary brokers' transactions, which may include long or short sales;

         - transactions involving cross or block trades or otherwise on the open market;

         - purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts under this prospectus;

         - "at the market" to or through market makers or into an existing market for the common stock;

         - in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

         - through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

         - any combination of the above, or by any other legally available means.

     In addition, the selling shareholders or successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders or successors in interest may also enter into option or other transactions with broker-dealers that require delivery by such broker-dealers of the common stock, which common stock may be resold thereafter under this prospectus.

     Brokers, dealers, underwriters or agents participating in the distribution of the common stock may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of common stock for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).

     Any securities covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under that Rule rather than under this prospectus.

     We cannot assure you that the selling shareholders will sell any or all of the shares of common stock offered by the selling shareholders.

     In order to comply with the securities laws of certain states, if applicable, the selling shareholders will sell the common stock in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the selling shareholders may not sell the common stock unless the shares of common stock have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.


                  DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

     We are authorized to issue 300,000,000 shares of our $.01 par value common stock, of which 11,165,000 shares were issued and outstanding as of September 30, 2001. Holders of common stock are entitled to cast one vote for each share held of record on all matters presented to shareholders. Shareholders do not have cumulative rights; hence, the holders of more than 50% of the outstanding common stock can elect all directors.

     Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of all liabilities. We do not anticipate that any dividends on common stock will be declared or paid in the foreseeable future. Holders of common stock do not have any rights of redemption or conversion or preemptive rights to subscribe to additional shares if issued by us. All of the outstanding shares of our common stock are fully paid and nonassessable.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

EXPERTS

     The Consolidated Financial Statements of Delta Petroleum Corporation as of June 30, 2001 and 2000, and for each of the years in the three year period ended June 30, 2001, and the Statements of Oil and Gas Revenue and Direct Lease Operating Expenses of the New Mexico Properties for each of the years in the two year period ended June 30, 1999, the Point Arguello Properties for the year ended June 30, 1999 and the nine month period ended June 30, 1998, and the North Dakota Properties for each of the years in the two year period ended June 30, 2000, included in this Registration Statement have been included herein in reliance upon reports by KPMG LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

     The validity of the issuance of the common stock offered by this prospectus will be passed upon for us by Krys Boyle Freedman & Sawyer, P.C., Denver, Colorado.

     No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time subsequent to its date.


     COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant according to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

FINANCIAL STATEMENTS

     Financial Statements are included on Pages F-1 through F-53.

     The Table of Contents to the Financial Statements is as follows:

     Report of Independent Certified Public Accountants
       KPMG LLP                                                  F-1

     Consolidated Balance Sheets as of September 30, 2001
        (Unaudited), June 30, 2000 and 1999                      F-2 to F-3

     Consolidated Statements of Operations for the Three
       Months Ended September 30, 2001 and 2000 (Unaudited)
       and the Years Ended June 30, 2001, 2000 and 1999          F-4

     Consolidated Statements of Changes in Stockholders'
       Equity and Comprehensive Income (Loss) for the
       Three Months Ended September 30, 2001 (Unaudited),
       and the Years ended June 30, 2001, 2000 and 1999          F-5 to F-6

     Consolidated Statements of Cash Flows for the Three
       Months Ended September 30, 2001 and 2000 (Unaudited)
       and the Years Ended June 30, 2001, 2000 and 1999          F-7

     Summary of Accounting Policies and Notes to
       Consolidated Financial Statements                         F-8 to F-42

     Report of Independent Certified Public Accountants
       KPMG LLP                                                  F-43

     Delta Petroleum Corporation's New Mexico Properties
       Statements of Oil and Gas Revenue and Direct
       Lease Operating Expenses For the Three Months Ended
       September 30, 1999 and Each of the Years in the Two-
       Year Period Ended June 30, 1999                           F-44

     Notes to New Mexico Properties Statements of Oil and Gas
       Revenue and Direct Lease Operating Expenses               F-45 to F-47

     Report of Independent Certified Public Accountants
       KPMG LLP                                                  F-48

     Delta Petroleum Corporation's Port Arguello Properties
       Statements of Oil and Gas Revenue and Direct
       Lease Operating Expenses For the Three Months Ended
       September 30, 1999, Year Ended June 30, 1999 and Nine
       Months Ended June 30, 1998                                F-49

     Notes to Point Arguello Properties Statements of Oil and
       Gas Revenue and Direct Lease Operating Expenses           F-50 to F-53

     Report of Independent Certified Public Accountants
       KPMG LLP                                                  F-54

     Delta Petroleum Corporation's North Dakota Properties
       Statements of Oil and Gas Revenue and Direct
       Lease Operating Expenses For Each of the Years in the
       Two-Year Period Ended June 30, 2000                       F-55

     Notes to North Dakota Properties Statements of Oil and
       Gas Revenue and Direct Lease Operating Expenses           F-56 to F-58

                           Independent Auditors' Report



The Board of Directors and Stockholders
Delta Petroleum Corporation:


We have audited the accompanying consolidated balance sheets of Delta Petroleum Corporation (the Company) and subsidiary as of June 30, 2001 and 2000 and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three year period ended June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Delta Petroleum Corporation and subsidiary as of June 30, 2001 and 2000 and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 2001, in conformity with accounting principles generally accepted in the United States of America.



                                   /s/ KPMG LLP
                                   KPMG LLP





Denver, Colorado
October 5, 2001










                                     F-1








DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
-----------------------------------------------------------------------------

                                                              September 30        June 30,       June 30,
                                                                  2001              2001           2000
                                                              -------------       ---------    ----------
                                                                Unaudited
ASSETS

Current Assets:
     Cash                                                      $   445,000      $   518,000    $   302,000
     Trade accounts receivable, net of
       allowance for doubtful accounts of $50,000 at
       September 30, 2001, June 2001 and 2000                    1,553,000        1,673,000        614,000
     Accounts receivable - related parties                         249,000          272,000        143,000
     Prepaid assets                                                791,000          594,000        373,000
     Other current assets                                          435,000          538,000        198,000
                                                               -----------      -----------    -----------

               Total current assets                              3,473,000        3,595,000      1,630,000
                                                               -----------      -----------    -----------

Property and Equipment:
     Oil and gas properties, at cost (using
          the successful efforts method
          of accounting)                                        30,120,000       29,955,000     20,414,000
     Less accumulated depreciation and depletion                (5,721,000)      (5,024,000)    (2,538,000)
                                                               -----------      -----------    -----------

               Net property and equipment                       24,399,000       24,931,000     17,876,000
                                                               -----------      -----------    -----------
Long term assets:
     Deferred financing costs                                      210,000          241,000        367,000
     Investment in Bion Environmental                               95,000          221,000        229,000
     Partnership net assets                                        892,000          844,000        675,000
     Deposit on purchase of oil and gas properties                       -                -        280,000
                                                               -----------      -----------    -----------
               Total long term assets                            1,197,000        1,306,000      1,551,000
                                                               -----------      -----------    -----------

                                                               $29,069,000      $29,832,000    $21,057,000
                                                               ===========      ===========    ===========













                                   F-2
DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS, CONTINUED
(Unaudited)
-----------------------------------------------------------------------------

                                                              September 30,       June 30,       June 30,
                                                                  2001              2001           2000
                                                              -------------    ------------   -------------
                                                                Unaudited
LIABILITIES AND STOCKHOLDERS' EQUITY

Current  Liabilities:
     Current portion of long-term debt                        $  2,865,000    $  3,038,000    $  1,766,000
     Accounts payable                                            2,472,000       2,071,000       1,636,000
     Other accrued liabilities                                      76,000          46,000         154,000
     Deferred revenue                                                    -               -          59,000
                                                              ------------    ------------    ------------

               Total current liabilities                         5,413,000       5,155,000       3,615,000
                                                              ------------    ------------    ------------

Long-term debt, net                                              5,728,000       6,396,000       6,479,000
                                                              ------------    ------------    ------------

Stockholders' Equity:
     Preferred stock, $.10 par value;
       authorized 3,000,000 shares, none issued                          -               -               -
     Common stock, $.01 par value;
       authorized 300,000,000 shares, issued 11,165,000
       shares at September 30, 2001, 11,160,000 at
       June 30, 2001 and 8,422,000 at June 30, 2000                112,000         112,000          84,000
     Additional paid-in capital                                 40,717,000      40,700,000      33,747,000
     Accumulated other comprehensive gain (loss)                   (57,000)         69,000          77,000
     Accumulated deficit                                       (22,844,000)    (22,600,000)    (22,945,000)
                                                              ------------    ------------    ------------

               Total stockholders' equity                       17,928,000      18,281,000      10,963,000
                                                              ------------    ------------    ------------
Commitments
                                                              $ 29,069,000    $ 29,832,000    $ 21,057,000
                                                              ============    ============    ============





          See accompanying notes to consolidated financial statements.









                                     F-3


DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
-----------------------------------------------------------------------------

                                                Three Months Ended                       Year Ended
                                           ----------------------------   -------------------------------------
                                           September 30,  September 30,    June 30,      June 30,      June 30,
                                               2001           2000           2001          2000          1999
                                           -------------  -------------   ----------   -----------   ------------
                                            (Unaudited)    (Unaudited)

Revenue:
     Oil and gas sales                       $2,416,000   $ 2,359,000    $12,254,000   $ 3,356,000   $   558,000
     Gain on sale of oil and gas properties           -             -        458,000        75,000       957,000
     Operating fee income                        27,000        27,000        106,000        76,000        43,000
     Other revenue                                    -        15,000         59,000        69,000       137,000
                                             ----------   -----------    -----------   -----------   -----------

          Total revenue                       2,443,000     2,401,000     12,877,000     3,576,000     1,695,000

Operating expenses:
     Lease operating expenses                   721,000       943,000      4,698,000     2,405,000       210,000
     Depreciation and depletion                 793,000       465,000      2,533,000       888,000       229,000
     Exploration expenses                        72,000        13,000         89,000        47,000        75,000
     Abandoned and impaired properties                -             -        798,000             -       273,000
     Dry hole costs                             125,000             -         94,000             -       226,000
     Professional fees                          324,000       230,000      1,108,000       519,000       372,000
     General and administrative                 286,000       292,000      1,470,000     1,258,000     1,133,000
     Stock option expense                        17,000       211,000        409,000       538,000     2,081,000
                                             ----------   -----------    -----------   -----------   -----------

          Total operating expenses            2,338,000     2,154,000     11,199,000     5,655,000     4,599,000
                                             ----------   -----------    -----------   -----------   -----------

Income from operations                          105,000       247,000      1,678,000    (2,079,000)   (2,904,000)


Other income and expenses:
     Other income                                 3,000       361,000        528,000        90,000        23,000
     Interest and financing costs              (352,000)     (338,000)    (1,861,000)   (1,265,000)      (20,000)
     Loss on sale of securities
       available for sale                             -             -              -      (113,000)      (97,000)
                                             ----------   -----------    -----------   -----------   -----------

          Total other income and expenses      (349,000)       23,000     (1,333,000)   (1,288,000)      (94,000)
                                             ----------   -----------    -----------   -----------   -----------

          Net income (loss)                  $ (244,000)  $   270,000    $   345,000   $(3,367,000)  $(2,998,000)
                                             ==========   ===========    ===========   ===========   ===========

Net income (loss) per common share:
     Basic                                   $    (0.02)  $      0.03    $    (0.46)   $    (0.51)   $    (0.18)
                                             ==========   ===========    ===========   ===========   ===========

     Diluted                                $     (0.02)* $      0.03    $    (0.46)*  $    (0.51)*  $    (0.18)*
                                             ==========   ===========    ===========   ===========   ===========


     *    Potentially dilutive securities outstanding were anti-dulutive


         See accompanying notes to consolidated financial statements.

                                        F-4




DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Consolidated Statement of Stockholders' Equity
  and Comprehensive Income (Loss)
Years ended June 30, 2001, 2000, 1999 and
  Three Months ended September 30, 2001
-----------------------------------------------------------------------------

                                                                           Accumulated
                                                                              other
                                                                Additional  comprehensive
                                              Common Stock       paid-in     income      Comprehensive  Accumulated
                                           Shares       Amount   capital     (loss)      income (loss)    deficit       Total
--------------------------------------------------------------------------------------------------------------------------------
Balance, July 1, 1998                       5,514,000  $ 55,000  25,572,000   458,000                   (16,580,000)   9,505,000

Comprehensive loss:
   Net loss                                         -         -           -               (2,998,000)    (2,998,000)  (2,998,000)
                                                                                         -----------
   Other comprehensive loss, net of tax
      Unrealized loss on equity securities          -         -           -  (670,000)
   Less: Reclassification adjustment for
     losses included in net loss                                               97,000       (573,000)                   (573,000)
                                                                                         -----------
Comprehensive loss                                  -         -           -               (3,571,000)
                                                                                         ===========
Stock options granted as compensation               -         -   2,081,000         -                             -    2,081,000
Shares issued for cash, net of commissions    196,000     2,000     354,000         -                             -      356,000
Shares issued for cash upon exercise
 of options                                   120,000     1,000     159,000         -                             -      160,000
Shares issued for services                     10,000         -      16,000         -                             -       16,000
Shares issued for oil and gas properties      250,000     3,000     621,000         -                             -      624,000
Shares issued for deposit on oil and
 gas properties                               300,000     3,000     613,000         -                             -      616,000
Fair value of warrant extended and repriced         -         -      60,000         -                             -       60,000
                                            ---------- --------  ----------   --------                  ------------  -----------
Balance, June 30, 1999                      6,390,000  $ 64,000  29,476,000  (115,000)                  (19,578,000)   9,847,000


Comprehensive loss:
  Net loss                                          -         -           -               (3,367,000)    (3,367,000)  (3,367,000)
                                                                                          -----------
  Other comprehensive income, net of tax
    Unrealized gain on equity securities            -         -           -    79,000
  Less: Reclassification adjustment for
    losses included in net loss                     -         -           -   113,000        192,000                     192,000
                                                                                         -----------
Comprehensive loss                                  -         -           -               (3,175,000)
                                                                                         ==========-=
Stock options granted as compensation               -         -     500,000         -                             -      500,000
Shares issued for cash, net of commissions    603,000     6,000   1,018,000         -                             -    1,024,000
Shares issued for cash upon exercise
 of options                                 1,049,000    10,000   1,368,000         -                             -    1,378,000
Shares issued with financing                   75,000     1,000     565,000         -                             -      566,000
Shares issued for oil and gas properties      215,000     2,000     548,000         -                             -      550,000
Shares issued for deposit on oil and
 gas properties                                90,000     1,000     272,000         -                             -      273,000
                                           ----------- -------- -----------  ---------                  ------------  -----------
Balance, June 30, 2000                      8,422,000  $ 84,000  33,747,000    77,000                   (22,945,000)  10,963,000











                                        F-5



DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Consolidated Statement of Stockholders' Equity
  and Comprehensive Income (Loss)
Years ended June 30, 2001, 2000, 1999 and
  Three Months Ended September 30, 2001
(Continued)
-----------------------------------------------------------------------------

Comprehensive income:
 Net income                                         -         -           -                  345,000        345,000      345,000
                                                                                         ------------
  Other comprehensive gain, net of tax
    Unrealized loss on equity securities            -         -           -    (8,000)        (8,000)                     (8,000)
                                                                                         ------------
Comprehensive income                                -         -           -                  337,000
                                                                                         ===========-
Stock options granted as compensation               -         -     520,000         -                             -      520,000
Fair value of warrants issued for
 common stock investment agreement                  -         -   1,436,000         -                             -    1,436,000
Warrant issued in exchange for common
 stock investment agreement                         -         -  (1,436,000)        -                             -   (1,436,000)
Shares issued for cash, net of commissions  1,004,000    10,000   2,412,000         -                             -    2,422,000
Shares issued for cash upon exercise
 of options                                   922,000     9,000   1,471,000         -                             -    1,480,000
Conversion of note payable and accrued
 interest to common stock                     200,000     2,000     509,000         -                             -      511,000
Shares issued for oil and gas properties      851,000     9,000   2,945,000         -                             -    2,954,000
Shares reacquired and retired                (239,000)   (2,000)   (904,000)        -                             -     (906,000)
                                           ----------- --------- -----------  --------                  ------------  -----------
Balance, June 30, 2001                     11,160,000  $112,000  40,700,000    69,000                   (22,600,000)  18,281,000

Comprehensive loss:
 Net loss                                           -         -           -                 (244,000)      (244,000)    (244,000)
                                                                                         ------------
  Other comprehensive loss, net of tax
    Unrealized loss on equity securities            -         -           -   (126,000)     (126,000)                   (126,000)
                                                                                         ------------
Comprehensive loss                                  -         -           -                 (370,000)
                                                                                         ====-=======
Stock options granted as compensation               -         -      17,000          -                            -       17,000
Shares issued for cash upon exercise
 of options                                     5,000         -           -          -                            -            -
                                           ----------- -------- -----------  ---------                  ------------  -----------
Balance, September 30, 2001                11,165,000  $112,000  40,717,000    (57,000)                 (22,844,000)  17,928,000
                                           ==========  ======== ===========  =========                  ============  ===========

















                                    F-6




DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------

                                                                    Three Months Ended                 Year Ended
                                                              ---------------------------- -----------------------------------
                                                              September 30,  September 30,    June 30,    June 30,    June 30
                                                                  2001           2000           2001       2000        1999
                                                              -------------  ------------  ------------ ----------- ----------
                                                               (Unaudited)    (Unaudited)
Cash flows operating activities:
    Net income (loss)                                         $  (244,000)   $   270,000  $   345,000   (3,367,000) $(2,998,000)
    Adjustments to reconcile net income (loss) to cash
      used in operating activities:
          Gain on sale of oil and gas properties                        -              -     (458,000)     (75,000)    (957,000)
          Loss on sale of securities available for sale                 -              -            -      113,000       97,000
          Depreciation and depletion                              793,000        465,000    2,533,000      888,000      229,000
          Stock option expense                                     17,000        186,000      520,000      500,000    2,081,000
          Amortization of financing costs                         141,000         93,000      506,000      467,000            -
          Abandoned and impaired properties                             -              -      798,000            -      273,000
          Common stock issued for services                              -              -            -            -       16,000
          Dry hole costs                                          125,000              -            -            -            -
    Net changes in operating assets and operating
      liabilities:
          (Increase) decrease in trade accounts receivable        120,000       (502,000)  (1,059,000)    (533,000)      84,000
          (Increase) in prepaid assets                           (197,000)       (79,000)    (221,000)    (373,000)           -
          (Increase) decrease in other current assets              (7,000)         1,000       66,000)     (63,000)           -
          (Increase) decrease in accounts payable trade           401,000)       208,000      222,000    1,243,000     (177,000)
          (Increase) decrease in other accrued liabilities         30,000       (128,000)    (269,000)     144,000            -
          Deferred Revenue                                              -        (15,000)     (59,000)     (69,000)    (137,000)
                                                              -----------    -----------  -----------  -----------  -----------
    Net cash provided by (used in) operating activities       $ 1,179,000    $   499,000  $ 2,924,000  $(1,125,000) $(1,489,000)

Cash flows from investing activities:
          Additions to property and equipment                    (386,000)    (5,704,000) (11,613,000)  (7,760,000)    (507,000)
          Deposit on purchase of oil and gas properties                 -        (47,000)           -       (6,000)  (1,000,000)
          Proceeds from sale of securities available for sale           -              -            -      135,000      175,000
          Proceeds from sale of oil and gas properties                  -              -    3,700,000       75,000    1,384,000
          Increase in long term assets                            (48,000)      (164,000)    (169,000)    (675,000)           -
                                                              -----------    -----------  -----------  -----------  -----------
Net cash provided by (used in) investing activities              (434,000)    (5,915,000)  (8,082,000)  (8,231,000)      52,000
                                                              -----------    -----------  -----------  -----------  -----------
Cash flows from financing activities:
          Stock issued for cash upon exercise of options                -        757,000    1,480,000    1,378,000      160,000
          Issuance of common stock for cash                             -        675,000    2,422,000    1,024,000      356,000
          Proceeds from borrowings                                      -      5,209,000   14,394,000   12,817,000    1,400,000
          Repayment of borrowings                                (841,000)      (982,000) (12,777,000)  (5,640,000)    (400,000)
          Decrease (increase) in accounts receivable from
              related parties                                      23,000         10,000     (145,000)    (20,000)        4,000
                                                              -----------    -----------  -----------  -----------  -----------
Net cash provided by (used in) financing activities              (818,000)     5,669,000    5,374,000   9,559,000     1,520,000
                                                              -----------    -----------  -----------  -----------  -----------
Net increase in cash                                              (73,000)       253,000      216,000     203,000        83,000
                                                              -----------    -----------  -----------  -----------  -----------
Cash at beginning of period                                       518,000        302,000      302,000      99,000        17,000
                                                              -----------    -----------  -----------  -----------  -----------
Cash at end of period                                         $   445,000    $   555,000  $   518,000  $  302,000  $    100,000
                                                              ===========    ===========  ===========  ==========  ============
Supplemental cash flow information -
Cash paid for interest and financing costs                    $   210,000    $   281,000  $ 1,677,000  $  741,000  $    281,000
                                                              ===========    ===========  ===========  ==========  ============
Non-cash financing activities:
Common stock issued for the purchase of oil and gas
     properties, net of return of deposited shares            $         -    $ 2,170,000  $ 2,954,000  $  550,000  $     20,000
                                                              ===========    ===========  ===========  ==========  ============
Common stock issued for note payable and accrued financing    $         -    $         -  $   511,000  $        -  $          -
                                                              ===========    ===========  ===========  ==========  ============
Common stock, options and overriding royalties
     issued for services relating to debt financing           $         -    $   130,000  $   330,000  $  891,000  $          -
                                                              ===========    ===========  ===========  ==========  ============
Common stock issued for deposit on purchase
     of oil and gas properties                                $         -    $   628,000  $         -  $  273,000  $    616,000
                                                              ===========    ===========  ===========  ==========  ============
Shares reacquired and retired for oil and gas
     properties and option exercise                           $         -    $         -  $   906,000  $        -  $          -
                                                              ===========    ===========  ===========  ==========  ============

             See accompanying notes to consolidated financial statements.

                                    F-7




DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999
(Information as of and for the three months ended September 30, 2001 and 2000 is unaudited.)

(1)  Summary of Significant Accounting Policies

     Organization and Principles of Consolidation

     Delta Petroleum Corporation ("Delta") was organized December 21, 1984 and is principally engaged in acquiring, exploring, developing and producing oil and gas properties. The Company owns interests in developed and undeveloped oil and gas properties in federal units offshore California, near Santa Barbara, and developed and undeveloped oil and gas properties in the continental United States.

     At September 30, 2001, the Company owned 4,277,977 shares of the common stock of Amber Resources Company ("Amber"), representing 91.68% of the outstanding common stock of Amber. Amber is a public company also engaged in acquiring, exploring, developing and producing oil and gas properties.

     The consolidated financial statements include the accounts of Delta and Amber (collectively, the Company). All intercompany balances and transactions have been eliminated in consolidation. As Amber is in a net shareholders' deficit position for the periods presented, the Company has recognized 100% of Amber's earnings/losses for all periods.

     Liquidity

     The Company has incurred losses from operations over the past several years coupled with significant deficiencies in cash flow from operations, for the same period prior to fiscal 2001. As of September 30, 2001, the Company had a working capital deficit of $1,560,000. These factors among others may indicate that without increased cash flow from operations, sale of oil and gas properties or additional financing the Company may not be able to meet its obligation in a timely manner or be able to fund exploration and development of its oil and gas properties.

     During fiscal 2001 and 2000, the Company has raised approximately $3,902,000 and $2,402,000, respectively, through private placements and option exercises. In addition, the Company has sold properties to fund its working capital deficits and/or its funding needs. In addition, Recently, the Company has taken steps to reduce losses and generate cash flow from operations through the acquisition of producing oil and gas properties which management believes will generate sufficient cash flow to meet its obligations in a timely manner. Should the Company be unable to achieve its projected cash flow from operations additional financing or sale of oil and gas properties could be necessary. The Company believes that it could sell oil and gas properties or obtain additional financing, however, there can be no assurance that such financing would be available on timely or acceptable terms.

                                    F-8







DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001 and 1999

(1)  Summary of Significant Accounting Policies, Continued

     Cash Equivalents

     Cash equivalents consist of money market funds. For purposes of the statements of cash flows, the Company considers all highly liquid investments with maturities at date of acquisition of three months or less to be cash equivalents.

     Property and Equipment

     The Company follows the successful efforts method of accounting for its oil and gas activities. Accordingly, costs associated with the acquisition, drilling, and equipping of successful exploratory wells are capitalized.

     Geological and geophysical costs, delay and surface rentals and drilling costs of unsuccessful exploratory wells are charged to expense as incurred. Costs of drilling development wells, both successful and unsuccessful, are capitalized.

     Upon the sale or retirement of oil and gas properties, the cost thereof and the accumulated depreciation and depletion are removed from the accounts and any gain or loss is credited or charged to operations.

     Depreciation and depletion of capitalized acquisition, exploration and development costs is computed on the units-of-production method by individual fields as the related proved reserves are produced. Capitalized costs of undeveloped properties are assessed periodically on an individual field basis and a provision for impairment is recorded, if necessary, through a charge to operations.

     Furniture and equipment are depreciated using the straight-line method over estimated lives ranging from three to five years.

     Certain of the Company's oil and gas activities are conducted through partnerships and joint ventures, the Company includes its proportionate share of assets, liabilities, revenues and expenses in its consolidated financial statements. Partnership net assets represents the Company's share of net working capital in such entities.

     Impairment of Long-Lived Assets

     Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (SFAS No. 121) requires that long-lived assets be reviewed for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. For developed properties, the review consists of a comparison of the carrying value of the asset with the asset's expected future undiscounted cash flows without interest costs.

                                    F-9





DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(1)  Summary of Significant Accounting Policies, Continued

     Estimates of expected future cash flows represent management's best estimate based on reasonable and supportable assumptions and projections. If the expected future cash flows exceed the carrying value of the asset, no impairment is recognized. If the carrying value of the asset exceeds the expected future cash flows, an impairment exists and is measured by the excess of the carrying value over the estimated fair value of the asset. Any impairment provisions recognized in accordance with SFAS No. 121 are permanent and may not be restored in the future.

     The Company assesses developed properties on an individual field basis for impairment on at least an annual basis. As a result of such assessment, the Company has a $174,000 impairment provision attributable to certain producing properties for the year ended June 30, 2001 and no impairment provision for other periods presented.

     For undeveloped properties, the need for an impairment reserve is based on the Company's plans for future development and other activities impacting the life of the property and the ability of the Company to recover its investment. When the Company believes the costs of the undeveloped property are no longer recoverable, an impairment charge is recorded based on the estimated fair value of the property.

     The Company recorded an impairment provision attributed to certain undeveloped foreign properties of $624,000 for the year ended June 30, 2001 and had no impairment for the other periods presented.

     Gas Balancing

     The Company uses the sales method of accounting for gas balancing of gas production. Under this method, all proceeds from production when delivered to a third party pipeline which are credited to the Company are recorded as revenue until such time as the Company has produced its share of the total estimated reserves of the property. Thereafter, additional amounts received are recorded as a liability.

     As of September 30, 2001, the Company had produced and recognized as revenue approximately 67,000 Mcf more than its share of production. The undiscounted value of this imbalance is approximately $201,000 using the lower of the price received for the natural gas, the current market price or the contract price, as applicable.





                                    F-10








DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(1)  Summary of Significant Accounting Policies, Continued

     Deferred Revenue

     Deferred revenue primarily represents amounts received for gas produced and delivered where the Company was uncertain as to the distribution of amounts attributable to its interest, including amounts from a gas purchaser under the terms of a recoupment agreement on properties that the Company acquired during the Amber acquisition. The Company deferred amounts pending a determination of the Company's revenue interest.

     The statute of limitation has expired for these deferred amounts and accordingly zero and $15,000 for the three months ended September 30, 2001 and 2000 and $59,000, $69,000 and $137,000 for the years ended June 30, 2001, 2000 and 1999, respectively, have been written off and recorded as a component of other income.

     Stock Option Plans

     The Company accounts for its stock option plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. The Company adopted the disclosure requirement of SFAS No. 123, Accounting for Stock-Based Compensation and provides pro forma net income (loss) and pro forma earnings
(loss) per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value based method defined in SFAS No. 123 had been applied.

     Income Taxes

     The Company uses the asset and liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards No. 109 (SFAS No. 109), Accounting for Income Taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in income tax rates is recognized in the results of operations in the period that includes the enactment date.


                                    F-11









DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(1)  Summary of Significant Accounting Policies, Continued

     Earnings (Loss) per Share

     Basic earnings (loss) per share is computed by dividing net earnings
(loss) attributed to common stock by the weighted average number of common shares outstanding during each period, excluding treasury shares. Diluted earnings (loss) per share is computed by adjusting the average number of common shares outstanding for the dilutive effect, if any, of convertible preferred stock, stock options and warrants. The effect of potentially dilutive securities outstanding were antidilutive during the three months ended September 30, 2001, and years ended June 30, 2000 and 1999.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     Recently Issued Accounting Standards and Pronouncements

     In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets" and approved for issuance SFAS No. 143, "Accounting for Asset Retirement Allocations." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated or completed after June 30, 2001. SFAS No. 141 also specifies criteria that intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill. The adoption of SFAS No. 141 will have no impact on our fiscal 2001 financial statements.

     SFAS No. 142 requires that goodwill no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. Any goodwill and any intangible asset determined to have an indefinite useful life that are acquired in a purchase business combination completed after June 30, 2001 will not be amortized, but will be evaluated for impairment in accordance with the appropriate existing accounting literature. The adoption will have no impact on our fiscal 2001 financial statements.

      SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred and a corresponding increase in the carrying amount of the related long-lived asset and is effective for fiscal years beginning after June 15, 2002. The Company is currently assessing the impact SFAS No. 143 will have on its financial condition and results of operations.

                                  F-12







DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(1)  Summary of Significant Accounting Policies, Continued

     In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment of Disposal of Long-Lived Assets, which is effective for fiscal years beginning after December 15, 2001. SFAS No. 144 establishes one accounting model to be used for long-lived assets to be disposed of by sale and broadens the presentation of discontinued operations to included more disposal transaction. The Company is currently assessing the impact SFAS No. 144 will have on its financial condition and results of operations.

     Reclassification

     Certain amounts in the 1999 and 2000 financial statements have been reclassified to conform to the 2001 financial statement presentation.

(2)  Investment

     The Company's investment in Bion Environmental Technologies, Inc. ("Bion") is classified as an available for sale security and reported at its fair market value, with unrealized gains and losses excluded from earnings and reported as accumulated comprehensive income (loss), a separate component of stockholders' equity. During fiscal 2000 the Company received an additional 16,808 shares of Bion's common stock for rent and other services provided by the Company. The Company realized a loss of $113,000 and $97,000 for the years ended June 30, 2000 and 1999 on the sales of securities available for sale. The Company had no receipts or sales of securities during fiscal 2001 or the three months ended September 30, 2001.

     The cost and estimated market value of the Company's investment in Bion at June 30, 2001 and 2000 are as follows:
                                                              Estimated
                                            Unrealized          Market
                              Cost          Gain/(Loss)         Value

     September 30, 2001     $152,000        $ (57,000)        $ 95,000
     June 30, 2001          $152,000        $  69,000         $221,000
     June 30, 2000          $152,000        $  77,000         $229,000

     As of November 13, 2001, the estimated market value of the Company's investment in Bion, based on the quoted bid price of Bion's common stock, was approximately $84,000.





                                   F-13









DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(3)   Oil and Gas Properties

Unproved Undeveloped Offshore California Properties

     The Company has ownership interests ranging from 2.49% to 75% in five unproved undeveloped offshore California oil and gas properties with aggregate carrying values of $9,365,000, $9,359,000 and $9,109,000, September 30, 2001,
June 30, 2001 and June 30, 2000, respectively. These property interests are located in proximity to existing producing federal offshore units near Santa Barbara, California and represent the right to explore for, develop and produce oil and gas from offshore federal lease units. Preliminary exploration efforts on these properties have occurred and the existence of substantial quantities of hydrocarbons has been indicated. The recovery of the Company's investment in these properties will require extensive exploration and development activities (and costs) that cannot proceed without certain regulatory approvals that have been delayed and is subject to other substantial risks and uncertainties as discussed herein.

     The Company is not the designated operator of any of these properties but is an active participant in the ongoing activities of each property along with the designated operator and other interest owners. If the designated operator elected not to or was unable to continue as the operator, the other property interest owners would have the right to designate a new operator as well as share in additional property returns prior to the replaced operator being able to receive returns. Based on the Company's size, it would be difficult for the Company to proceed with exploration and development plans should other substantial interest owners elect not to proceed. However, to the best of its knowledge, the Company believes the designated operators and other major property interest owners intend to proceed with exploration and development plans under the terms and conditions of the operating agreement. The ownership rights in each of these properties have been retained under various suspension notices issued by the Mineral Management Service of the U.S. Federal Government (MMS) whereby as long as the owners of each property were progressing toward defined milestone objectives, the owners' rights with respect to the properties continue to be maintained. The issuance of the suspension notices has been necessitated by the numerous delays in the exploration and development process resulting from regulatory requirements imposed on the property owners by federal, state and local agencies. The delays have prevented the property owners from submitting for approval an exploration plan on four of the properties. If and when plans are submitted for approval, they are subject to review for consistency with the California Coastal Zone Management Planning (CZMP) and by the MMS for other technical requirements.

     In the summer of 2001, several events occurred that continue to impact the ability of the property owners to proceed to prepare exploration and development plans for the properties.

                                   F-14







DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(3)  Oil and Gas Properties, Continued

     In June, 2001, in the case of The State of California ex. rel. The California Coastal Commission: Gray Davis, Governor of California and Bill Lockyer, Attorney General in the State of California et. al., v. Gale A. Norton, Secretary of the Interior, United States Department of the Interior, Minerals Management Service, Regional Supervisor of the Minerals Management Service, et. al., the United States District Court for the Northern District of California found that the previous grants of lease suspensions by the MMS was an activity that required a determination by the MMS under the Coastal Zone Management Act that the lease suspensions were consistent with California's coastal management program, and ordered the MMS to set aside its approval of the subject suspensions and to direct suspensions of the offshore California leases, including all milestone activities, for a time sufficient for the MMS to provide the State of California with a consistency determination under the Coastal Zone Management Act.

     By correspondence dated on July 2, 2001, the MMS set aside its approval of the previously existing lease suspensions and directed new suspensions of all of the offshore California leases, including all milestone activities, for a time sufficient for the MMS to provide the State of California with a consistency determination under the Coastal Zone Management Act. The new suspensions of operations directed by the correspondence do not specify an end date. The United States government has filed a notice of its intent to appeal the court's order in the Norton case.

     Based on discussions with the MMS and operators of the properties, the Company currently believes that the MMS will appeal the decision entered in the Norton case and will await the outcome of its appeal prior to providing the State of California with a consistency determination under the Coastal Zone Management Act (see "Properties"). Furthermore, the Company believes that the MMS will seek to modify the previously submitted suspension of production requests to focus solely on "preliminary activities," and will approve new suspensions of production requests that do not contain any "milestones" per se, as the stated milestones in the previous suspensions of production appear to have been a significant factor in the court's decisions. The Company also believes that the end-date of any such new suspensions of production will likely be the anticipated spud date for the delineation wells set forth in the operators' respective requests for suspensions of production.

     Even though the Company is not the designated operator of the properties and regulatory approvals have not been obtained, the Company believes exploration and development activities on these properties will occur and is committed to expend funds attributable to its interests in order to proceed with obtaining the approvals for the exploration and development activities.

                                   F-15









DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(3)  Oil and Gas Properties, Continued

Based on the preliminary indicated levels of hydrocarbons present from drilling operations conducted in the past, the Company believes the fair value of its property interests are in excess of their carrying value at September 30, 2001, June 30, 2001 and June 30, 2000 and that no impairment in the carrying value has occurred. Should the required regulatory approvals not be obtained or plans for exploration and development of the properties not continue, the carrying value of the properties would likely be impaired and written off.

     Acquisitions

     On November 1, 1999, the Company acquired interests in 10 operated wells in New Mexico and 1 non-operated well in Texas ("New Mexico") for a cost of $2,880,000. The acquisition was financed through borrowings from an unrelated entity at an interest rate of 18% per annum. On December 1, 1999, the Company refinanced the remaining principal with Kaiser-Francis Oil Company at a rate of prime plus 1-1/2%.

     On December 1, 1999, the Company completed the acquisition of the equivalent of a 6.07% working interest in the form of a financial arrangement termed a "net operating interest" in the Point Arguello Unit, and its three platforms (Hidalgo, Harvest and Hermosa) ("Point Arguello"), along with a 100% interest in two and an 11.11% interest in one of the three leases within the adjacent unproved undeveloped Rocky Point Unit from Whiting Petroleum Corporation ("Whiting"), a shareholder. Whiting retained its proportionate share of future abandonment liability associated with both the onshore and offshore facilities of the Point Arguello Unit. The acquisition had a purchase price of approximately $6,759,000 consisting of $5,625,000 in cash and 500,000 shares (which included the 300,000 shares issued during fiscal
1999) of the Company's restricted common stock with a fair market value of $1,134,000. The total acquisition cost of $5,059,000 was allocated between proved developed producing of $1,970,000, proved undeveloped of $1,700,000 and unproved undeveloped of $1,389,000. The Company assigned an unaffiliated third party a 3% overriding royalty interest in the Point Arguello properties as consideration for arranging the transaction.

     Subsequently, the Company committed to sell 25,000 barrels per month from December 1999 to May 2000 at $8.25 per barrel and from June 2000 to December 2000 at $14.65. If the Company would not have committed to sell its proportionate shares of its barrels at $8.25 and $14.65 per barrel, the Company would have realized an increase in income of $1,242,000 for the year ended June 30, 2001 and $2,033,000 for the year ended June 30, 2000.


                                   F-16









DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(3)  Oil and Gas Properties, Continued

      On July 10, 2000, the Company paid $3,745,000 and issued 90,000 shares of the Company's common stock valued at approximately $280,000 and on September 28, 2000, $1,845,000 to acquire interests in 20 producing wells, 5 injection wells and acreage located in the Eland and Stadium fields in Stark County, North Dakota ("North Dakota"). The July 10, 2000 and September 28, 2000 payments resulted in the acquisition by the Company of 67% and 33%, respectively, of the ownership interest in each property acquired. The $3,745,000 payment on July 10, 2000 was financed through borrowings from an unrelated entity and personally guaranteed by two of the Company's officers, while the payment on September 28, 2000 was primarily paid out of the Company's net revenues from the effective date of the acquisitions through closing. Delta also issued 100,000 shares of its restricted common stock, valued at $450,000, to an unaffiliated party for its consultation and assistance related to the transaction. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time the commission was earned and is recorded in oil and gas properties.

      On December 1, 2000, the Company acquired a 50% interest and operations in approximately 52,000 gross acres in South Dakota from an unrelated entity for $467,000.

      On January 18, 2001, the Company acquired the Cedar State gas property ("Cedar State") in Eddy County, New Mexico from Saga Petroleum Corporation ("Saga") for $2,700,000. The consideration was $2,100,000 and 181,219 of the Company's common stock, valued at $600,000. The shares were valued at $3.31 per share based on ninety percent of a thirty day average closing price prior to close as required by the purchase and sale agreement. As part of the acquisition, the Company terminated a December 1, 2000 agreement with Saga and Saga was required to return 393,006 shares of the Company's common stock at closing valued of $1,848,000, which had been previously issued as a deposit for the acquisition of certain properties.

      On February 12, 2001, the Company permitted the officers of the Company to purchase in aggregate 12.5% of its prospect in South Dakota and in the Cedar State gas property, by delivering to the Company shares of its common stock valued at $5.125 per share, the closing stock price on February 12, 2001. The officers delivered 82,678 shares of common stock valued at $424,000 for actual costs incurred and the exercise of options.

     On July 1, 2001, the Company purchased all the producing properties of Amber Resources Company, a 91.68% owned subsidiary of the Company, for $107,000. The purchase price was based on an evaluation performed by an unrelated engineering firm. The effects of this transaction are eliminated in these consolidated financial statements.

                                   F-17







DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(3)  Oil and Gas Properties, Continued

      The following unaudited pro forma consolidated statements of operations information assumes that the acquisitions of North Dakota, New Mexico and Point Arguello discussed above occurred as of July 1, 1999:

                                             Three Months Ended            Year Ended
                                                September 30,               June 30,
                                          ------------------------   -------------------------
                                              2001         2000         2001          2000
     Oil and gas sales                    $2,416,000    $2,651,000   $12,546,000   $ 8,314,000
                                          ==========    ==========   ===========   ===========
     Net income (loss)                    $ (244,000)   $  212,000   $   616,000   $  (786,000)
                                          ==========    ==========   ===========   ===========
     Net income (loss) per common share:
          Basic                           $     (.02)   $      .02   $       .06   $      (.11)
                                          ==========    ==========   ===========   ===========
          Diluted                         $     (.02)   $      .02   $       .05   $      (.11)
                                          ==========    ==========   ===========   ===========

     During the years ended June 30, 2001, 2000 and 1999, the Company has disposed of certain oil and gas properties and related equipment to unaffiliated entities. The Company has received proceeds from the sales of $3,700,000, $75,000 and $1,384,000 and resulted in a net gain on sale of oil and gas properties of $458,000, $75,000 and $957,000 for the years ended June 30, 2001, 2000 and 1999, respectively.


(4)  Long Term Debt
                             September 30,          June 30,
                                 2001          2001         2000
                             -------------  ------------------------

     A                        $7,035,000    $7,337,000    $7,504,000
     B                         1,558,000     2,097,000             -
     C                                 -             -       741,000
                              ----------    ----------    ----------
                              $8,593,000    $9,434,000    $8,245,000

     Current Portion           2,865,000     3,038,000     1,766,000
                              ----------    ----------    ----------
     Long-Term Portion        $5,728,000    $6,396,000    $6,479,000
                              ==========    ==========    ==========



                                    F-18









DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(4)  Long Term Debt, Continued

     A. On December 1, 1999, the Company borrowed $8,000,000 at prime plus 1-1/2% from Kaiser-Francis Oil Company ("Lender"). As additional consideration for entering into the loan, the Company issued warrants to purchase 250,000 shares of our common stock for two years at $2.00 per share. The 250,000 warrants were valued at $260,000 and recorded as a deferred cost to be amortized over the life of the loan. The loan agreement provides for a 4-1/2 year loan with additional cost in the form of oil and gas overriding royalty interests of two and one-half percent (2.5%) on September 1, 2000 and an additional 2.5% on June 1, 2001, proportionately reduced, on all of the oil and gas properties acquired by Delta pursuant to the offshore agreement. In addition, the Company will be required to pay fees of $250,000 on June 1, 2002 and June 1, 2003 if the loan has not been retired prior to these dates. The proceeds from this loan were used to pay off existing debt and the balance of the Point Arguello Unit and East Carlsbad field purchases. The Company is required to make minimum monthly payments of principal and interest equal to the greater of $150,000 or 75% of net cash flows from the acquisitions completed on November 1, 1999 and December 1, 1999. The lender was assigned a 2.5% overriding royalty on September 1, 2000 and June 1, 2001, proportionately reduced to the Company's working interest ownership, on the offshore properties purchased as required by the loan agreement and valued at $130,000 and $200,000, respectively which was recorded as deferred financing cost and amortized. On June 28, 2001, the Company entered into an agreement to buy back the lender's 250,000 warrants to purchase the Company's common stock for $875,000 which was added to the existing debt obligation in exchange for additional drilling opportunities on the same properties collateralized by the loan. The loan is collateralized by the Company=s oil and gas properties acquired with the loan proceeds.

      B. On October 25, 2000, the Company borrowed $3,000,000 at prime plus 3%, secured by the acquired interests in the Eland and Stadium fields in Stark County, North Dakota, from US Bank National Association (US Bank). On February 28, 2001, the Company increased its existing loan with US Bank to $5,300,000. The loan matures on August 31, 2003 and is collateralized by certain oil and gas properties. The Company is required to make monthly payments in the amount of 90% of the net revenue from the oil and gas properties collateralizing the loan. The Company, required by the loan agreement, has a contract to sell 6,000 barrels of oil per month at $27.31 per barrel through February 28, 2002. The Company is currently in compliance with the loan agreement.

     C. On July 30, 1999, the Company borrowed $2,000,000 at 18% per annum from an unrelated entity which was personally guaranteed by two of the officers of the Company. The Company paid a 2% origination fee to the lender.

                                   F-19









DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(4)  Long Term Debt, Continued

As consideration for the guarantee of the Company indebtedness, the Company entered into an agreement with two of its officers, under which a 1% overriding royalty interest in the properties acquired with the proceeds of the loan (proportionately reduced to the Company's interest in each property)
was assigned to each of the officers.   The estimated fair value of each
overriding royalty interest of $125,000 was recorded as a deferred financing cost. Each officer earned approximately $65,000 and $25,000 for their 1% overriding royalty interest during fiscal 2001 and 2000, respectively. During the quarter ended September 30, 2000, the Company paid off the loan and expensed the unamortized costs.

     On January 22, 2001, the Company borrowed $1,600,000 at 15% per annum from an unrelated entity, which was personally guaranteed by two officers of the Company. The proceeds were used to acquire the property from Saga. The loan was collateralized by the Company's oil and gas properties acquired with the loan proceeds. During the fourth quarter, the balance was paid in full.

     On September 29, 2000, the Company borrowed $1,464,000 at 15% per annum from an unrelated entity, which was personally guaranteed by two officers of the Company and matured on March 1, 2001. The proceeds were used to acquire the West Delta Block 52 Unit, a producing property in Plaquemines Parish, Louisiana. This note was paid in full during the quarter ended December 31, 2000.

     On September 29, 2000, the Company borrowed $500,000 at 10% per annum from an unrelated entity and matured on January 3, 2001. On December 18, 2001, the note and accrued interest of $11,000 was converted into 200,000 shares of the Company's restricted common stock.

     On November 1, 1999, the Company borrowed approximately $2,800,000 at 18% per annum from an unrelated entity maturing on January 31, 2000, which was personally guaranteed by two officers of the Company. The loan proceeds were used to purchase the 11 producing wells and associated acreage in New Mexico and Texas. On December 1, 1999, the Company paid the loan in full from the money borrowed from Kaiser-Francis Oil Company. The Company also paid a 1% origination fee to the lender. As consideration for the guarantee of the Company indebtedness, the Company agreed to assign a 1% overriding royalty interest to each officer in the properties acquired with the proceeds of the loan (proportionately reduced to the interest acquired in each property). The estimated fair value of each overriding royalty interest of $38,000 was recorded as a deferred financing cost. Each officer earned approximately $18,000 and $10,000 for their 1% of each overriding royalty interest during fiscal 2001 and 2000, respectively.


                                    F-20








DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(5)  Stockholders' Equity

     Preferred Stock

     The Company has 3,000,000 shares of preferred stock authorized, par value $.10 per share, issuable from time to time in one or more series. As of September 30, 2001, June 30, 2001 and 2000, no preferred stock was issued.

     Common Stock

     During the year ended June 30, 1998, the Company issued 22,500 shares of the Company's common stock to a former employee as part of a severance package. This transaction was recorded at its estimated fair market value of the common stock issued of approximately $65,000 and expenses, which was based on the quoted market price of the stock at the time of issuance. The Company also agreed to forgive approximately $20,000 in debt owed to us by the former employee.

     On July 8, 1998, the Company completed a sale of 2,000 shares of its common stock to an unrelated individual for net proceeds to Delta of $6,000 at a price of $3.24 per share. This transaction was recorded at the estimated fair value of the common stock issued, which was based on the quoted market price of the stock at the time of issuance.

     On October 12, 1998, the Company issued 250,000 shares of its common stock, at a price of $1.63 per share, and 500,000 options to purchase its common stock at various exercise prices ranging from $3.50 to $5.00 per share to the shareholders of an unrelated entity in exchange for two licenses for exploration with the government of Kazakhstan. The common stock issued was recorded at the estimated fair value, which was based on the quoted market price of the stock at the time of issuance. The options were valued at $217,000 based on the estimated fair value of the options issued and the Company recorded $624,000 as undeveloped oil and gas properties.

    On December 1, 1998, the Company issued 10,000 shares of its common stock valued at $16,000, at a price of $1.75 per share, to an unrelated entity for public relation services and expensed. The common stock issued was recorded at the estimated fair value, which was based on the quoted market price of the stock at the time of issuance.

     On January 1, 1999, the Company completed a sale of 194,444 shares, of its common stock to Evergreen Resources, Inc. ("Evergreen"), another oil and gas company, for net proceeds to us of $350,000.


                                   F-21










DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(5)  Stockholders' Equity, Continued

     During fiscal 1999, the Company issued 300,000 shares of its common stock, at a price of $2.05 per share, to Whiting Petroleum Corporation ("Whiting"), an unrelated entity, along with a $1,000,000 deposit to acquire a portion of Whiting's interest in the Point Arguello Unit, its three platforms (Hidalgo, Harvest, and Hermosa), along with Whiting's interest in the adjacent undeveloped Rocky Point Unit. (See Note 3 to the Financial Statements.) The common stock issued was recorded at the estimated fair value, which was based on the quoted market price of the stock at the time of issuance and recorded in oil and gas properties.

     On December 8, 1999, the Company completed a sale of 428,000 shares of its common stock, at a price of $1.75 per share, to Bank Leu AG, for $749,000. The Company paid a commission of $75,000 recorded as an adjustment to equity. In addition, the Company granted warrants to purchase 250,000 shares of its common stock at prices ranging from $2.00 to $4.00 per share for six to twelve months from the effective date of a registration covering the underlying warrants to an unrelated entity. The warrants were valued at $95,000 which was a 10% discount to market, based on quoted market price of the stock at the time of issuance. The warrants were accounted for as an adjustment to stockholders' equity.

     On December 16, 1999, the Company issued 15,000 shares of its restricted common stock, at a price of $2.14 per share and valued at $32,000, to an unrelated company as a commission for their involvement with establishing a credit facility for our Point Arguello Unit purchase recorded as a deferred financing cost and amortized over the life of the loan. The common stock issued was recorded at a 10% discount to market, which was based on quoted market price on the date the commission was earned.

     On January 4, 2000, the Company completed a sale of 175,000 shares of its common stock, at a price of $2.00 per share, to Evergreen, another oil and gas company, for net proceeds to us of $350,000. See note 8, Transactions with Other Stockholders.

     On January 5, 2000, the Company issued 60,000 shares of its restricted common stock, at a price of $2.14 per share and valued at $128,000, to an unrelated company as a commission for their involvement with establishing a credit facility for our Point Arguello Unit purchase which was recorded as a deferred financing cost and amortized over the life of the loan. The common stock issued was recorded at a 10% discount to market, which was based on quoted market price on the date the commission was earned.


                                   F-22










DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(5)  Stockholders' Equity, Continued

     On June 1, 2000, the Company issued 90,000 shares of its common stock, at a price of $3.04 per share and valued at $273,000, to Whiting as a deposit to acquire certain interests in producing properties in Stark County, North Dakota. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time of issuance and recorded in oil and gas properties.

     During fiscal 2000, the Company issued 215,000 shares of its common stock, at a price of $2.56 per share and valued at $550,000, to an unrelated entity as a commission for its involvement with the Point Arguello Unit and New Mexico acquisitions completed in fiscal 2000. The common stock was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time of issuance and recorded in oil and gas properties.

     On July 5, 2000, the Company completed a sale of 258,621 shares of its common stock, at a price of $2.90 per share, to Bank Leu AG for $750,000. The Company paid a commission of $75,000 and options to purchase 100,000 shares of the Company's common stock at $2.50 per share and 100,000 shares at $3.00 per share for one year were issued to an unrelated individual and entity with a value of approximately $307,000. The commission paid was recorded as an adjustment to equity.

     On July 31, 2000, the Company paid an aggregate of 30,000 shares of its restricted common stock, at a price of $3.38 per share and valued at $116,000, to the shareholders of Saga Petroleum Corporation ("Saga")(Brent J. Morse, Morse Family Security Trust, and J. Charles Farmer) for an option to purchase certain properties owned by Saga and its affiliates. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time of issuance and recorded as a deposit on purchase of oil and gas properties.

     On August 3, 2000, the Company issued 21,875 shares of its restricted common stock, at a price of $3.38 per share and valued at $74,000, to CEC Inc. in exchange for an option to purchase certain properties owned by CEC Inc. and its partners. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time the Company committed to the transaction and recorded in oil and gas properties.





                                   F-23









DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(5)  Stockholders' Equity, Continued

     On September 7, 2000, the Company issued 103,423 shares of its restricted common stock, at a price of $4.95 per share and valued at $512,000, to shareholders of Saga Petroleum Corporation ("Saga") in exchange for an option to purchase certain properties under a Purchase and Sale Agreement. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time of issuance and recorded as a deposit on purchase of oil and gas properties.

     On September 29, 2000, the Company issued 487,844 shares of its restricted common stock, at a price of $3.38 per share and valued at $1,646,000, to Castle Offshore LLC, a subsidiary of Castle Energy Corporation and BWAB Limited Liability Company ("BWAB"), as partial payment for properties in Louisiana. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time the Company committed to the transaction and is recorded in oil and gas properties.

     During the quarter ended September 30, 2000 the Company issued 100,000 shares of its restricted common stock at a price of $4.50 per share at a value of $450,000 to BWAB as a commission for his involvement with the North Dakota properties acquisition. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time the Commission was earned and is recorded in oil and gas properties.
     On October 2, 2000, the Company issued 289,583 shares of its restricted common stock, at a price of $4.61 per share and valued at $1,336,000 to Saga Petroleum Corporation and its affiliates as part of a deposit on the purchase of properties in West Texas and Southeastern New Mexico. The common stock issued was recorded at a 10% discount to market, which was based on the quoted market price of the stock at the time of issuance.

     On October 11, 2000, the Company issued 138,461 shares of our restricted common stock to Giuseppe Quirici, Globemedia AG and Quadrafin AG for $450,000. The Company paid $45,000 to an unrelated individual and entity for their efforts and consultation related to the transaction.






                                    F-24













DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(5)  Stockholders' Equity, Continued

      On December 1, 2000, we elected to exercise our option to purchase interests in 680 producing wells and associated acreage in the Permian Basin located in eight counties in west Texas and southeastern New Mexico from Saga Petroleum Corporation and its affiliates. Previously, the Company paid Saga and its affiliates $500,000 in cash and issued 393,006 shares of its restricted common stock as a deposit required by the Purchase and Sale Agreement between the parties. On January 18, 2001, the Company terminated this agreement. (See footnote 3, Oil and Gas Properties.)

     On January 3, 2001, the Company entered into an agreement with Evergreen Resources, Inc. ("Evergreen"), a less than 10% shareholder, whereby Evergreen acquired 116,667 shares of the Company's restricted common stock for $350,000. The Company also issued an option to acquire an interest in three undeveloped Offshore Santa Barbara, California properties until September 30, 2001. No book value was assigned to the option. Upon exercise, Evergreen would have been required to transfer the 116,667 shares of the Company's common stock back to the Company and would have been responsible for 100% of all future minimum payments underlying the properties in which the interest is acquired. The option has expired.

     On January 12, 2001, the Company issued 490,000 shares of its restricted common stock to an unrelated entity for $1,102,000. The Company paid a cash commission of $110,000 to an unrelated individual and issued options to purchase 100,000 shares of the Company's common stock at $3.25 per share to an unrelated company for their efforts in connection with the sale. The options were valued at approximately $200,000. Both the commission and the value of the options have been recorded as an adjustment to equity.

     On July 21, 2000, the Company entered into an investment agreement with Swartz Private Equity, LLC ("Swartz") and issued Swartz a warrant to purchase 500,000 shares of common stock exercisable at $3.00 per share until May 31, 2005. A warrant to purchase 150,000 shares of the Company's common stock at $3.00 per share for five years was also issued to another unrelated company as consideration for its efforts in this transaction and have been recorded as an adjustment to equity. In the aggregate, the Company issued options to Swartz and the other unrelated company valued at $1,436,000 as consideration for the firm underwriting commitment of Swartz and related services to be rendered are recorded in additional paid in capital. The options were valued at market based on the quoted market price at the time of issuance.

     The investment agreement entitles the Company to issue and sell ("Put") up to $20 million of its common stock to Swartz, subject to a formula based on the Company's stock price and trading volume over a three year period following the effective date of a registration statement covering the resale of the shares to the public. Pursuant to the terms of this investment

                                    F-25







DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(5)  Stockholders' Equity, Continued

agreement the Company is not obligated to sell to Swartz all of the common stock and additional warrants referenced in the agreement nor does the Company intend to sell shares and warrants to the entity unless it is beneficial to the Company. Each time the Company sells shares to Swartz, the Company is required to also issue five (5) year warrants to Swartz in an amount corresponding to 15% of the Put amount. Each of these additional warrants will be exercisable at 110% of the market price for the applicable Put.

     To exercise a Put, the Company must have an effective registration statement on file with the Securities and Exchange Commission covering the resale to the public by Swartz of any shares that it acquires under the investment agreement. Swartz will pay the Company the lesser of the market price for each share minus $0.25, or 91% of the market price for each share of common stock under the Put. The market price of the shares of common stock during the 20 business days immediately following the date the Company exercises a Put is used to determine the purchase price Swartz will pay and the number of shares the Company will issue in return.

     If the Company does not Put at least $2,000,000 worth of its common stock to Swartz during each one year period following the effective date of the Investment Agreement, it must pay Swartz an annual non-usage fee. This fee equals the difference between $200,000 and 10% of the value of the shares of common stock it Put to Swartz during the one year period. The fee is due and payable on the last business day of each one year period. Each annual non-usage fee is payable to Swartz, in cash, within five (5) business days of the date it accrued. The Company is not required to pay the annual non-usage fee to Swartz in years it has met the Put requirements. The Company is also not required to deliver the non-usage fee payment until Swartz has paid for all Puts that are due. If the investment agreement is terminated, the Company must pay Swartz the greater of (i) the non-usage fee described above, or (ii) the difference between $200,000 and 10% of the value of the shares of common stock Put to Swartz during all Puts to date. The Company may terminate its right to initiate further Puts or terminate the investment agreement at any time by providing Swartz with written notice of its intention to terminate. However, any termination will not affect any other rights or obligations the Company has concerning the investment agreement or any related agreement.

     The Company cannot determine the exact number of shares of its common stock issuable under the investment agreement and the resulting dilution to its existing shareholders, which will vary with the extent to which the Company utilizes the investment agreement and the market price of its common stock. The investment agreement provides that the Company cannot issue shares of common stock that would exceed 20% of the outstanding stock on the date of a Put unless and until the Company obtains shareholder approval of the issuance of common stock. The Company will seek the required shareholder approval under the investment agreement and under NASDAQ rules.

                                    F-26






DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(5)  Stockholders' Equity, Continued

     Non-Qualified Stock Options-Directors and Employees

     Under its 1993 Incentive Plan (the "Incentive Plan") the Company has reserved the greater of 500,000 shares of common stock or 20% of the issued and outstanding shares of common stock of the Company on a fully diluted basis.

     Incentive awards under the Incentive Plan may include non-qualified or incentive stock options, limited appreciation rights, tandem stock appreciation rights, phantom stock, stock bonuses or cash bonuses. Options issued to date have been non-qualified stock options as defined in the Incentive Plan.

     A summary of the Plan's stock option activity and related information for the years ended June 30, 2001, 2000 and 1999 are as follows:

                                       2001                   2000                   1999
                                 Weighted-Average       Weighted-Average       Weighted-Average
                                    Exercise                Exercise                Exercise
                                Options     Price      Options     Price      Options     Price

Outstanding-beginning of year   1,635,886   $1.36      1,640,163   $1.05      1,162,977   $2.25
Granted                         1,882,500   $4.00        387,500    1.60        477,186   $1.43
Exercised                        (562,171)  $(.81)      (391,777)   (.29)             -       -
                                ---------              ---------              ---------   -----
Outstanding-end of year         2,956,215   $3.14      1,635,886   $1.36      1,640,163   $1.05
                                =========              =========              =========   =====
Exercisable at end of year      2,006,215   $2.40      1,510,886   $ .95      1,385,163   $2.32
                                =========              =========              =========   =====

     The Company issued options to employees. Accordingly, the Company recorded stock option expense in the amount of $110,000, $92,000 and $1,985,000, to employees for the year ended June 30, 2001, 2000 and 1999, respectively, for options issued to the directors below market.









                                    F-27









DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(5)  Stockholders' Equity, Continued

     Exercise prices for options outstanding under the plan as of June 30, 2001 ranged from $0.05 to $9.75 per share. All but 60,000 options are fully vested at June 30, 2001. The weighted-average remaining contractual life of those options is 8.57 years. A summary of the outstanding and exercisable options at June 30, 2001, segregated by exercise price ranges, is as follows:

                                      Weighted
                                       Average
                        Weighted      Remaining                     Weighted
Exercise                 Average     Contractual                     Average
Price         Options    Exercise       Life        Exercisable      Exercise
Range       Outstanding   Price      (in years)      Options          Price
--------    ----------- ---------    -----------    -----------     ---------

$0.05-$1.12    426,690    $0.05        7.25           426,690         $0.05
$1.13-$3.25    489,525     1.71        8.17           489,525          1.71
$3.26-$9.75  2,040,000     4.14        8.95         1,090,000          3.65
             ---------    -----        ----         ---------         -----
             2,956,215    $3.14        8.57         2,006,215         $2.41
             =========    =====        ====         =========         =====


     Proforma information regarding net income (loss) and earnings (loss) per share is required by Statement of Financial Accounting Standards 123 which requires that the information be determined as if the Company has accounted for its employee stock options granted under the fair value method of that statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following Weighted-average assumptions for the years ended June 30, 2001, 2000 and 1999, respectively, risk-free interest rate of 5.1%, 5.5% and 6.0%, dividend yields of 0%, 0% and 0%, volatility factors of the expected market price of the Company's common stock of 64.03%, 56.07% and 44.35% and a weighted-average expected life of the options of 6.15, 6.6 and 6.0 years.

     The Company applies APB Opinion 25 and related Interpretations in accounting for its plans. Accordingly, no compensation cost is recognized for options granted at a price equal or greater to the fair market value of the common stock. Had compensation cost for the Company's stock-based compensation plan been determined using the fair value of the options at the grant date, the Company's net income (loss) for the years ended June 30, 2001, 2000 and 1999 would have been as follows:




                                     F-28









DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(5)  Stockholders' Equity, Continued

                                                    June 30,
                                   -----------------------------------------
                                       2001           2000           1999
                                       ----           ----           ----

   Net Income (loss)               $   345,000    $(3,367,000)   $(2,998,000)
   FAS 123 compensation effect      (3,235,000)      (133,000)       756,000
                                   -----------    -----------    -----------
   Net loss after FAS 123
   compensation effect             $(2,890,000)  $(3,500,000)    $(2,242,000)
                                   ===========   ===========     ===========

   Income per common share:        $     (.28)   $      (.45)    $      (.38)
                                   ===========   ===========     ===========



     Non-Qualified Stock Options Non-Employee

     A summary of the Plan's stock option and warrant activity and related information for the years ended June 30, 2001, 2000 and 1999 are as follows:

                                      2001                2000                  1999

                                Weighted-Average      Weighted-Average      Weighted-Average
                                     Exercise             Exercise             Exercise
                                 Options    Price     Options     Price     Options     Price
                                ---------   ------   ----------   ------   ----------   ------
Outstanding-beginning of year   1,562,500   $  3.33   1,194,500   $ 4.09     889,500   $ 5.36

Granted                         1,250,000   $  3.46   1,090,000   $ 2.99     525,000   $ 3.86
Exercised                        (360,000)  $ (2.85)   (657,000)  $(1.92)   (120,000)  $(1.32)
Re-priced                               -         -     350,000   $ 1.93     250,000   $ 2.35
Returned for re-pricing                 -         -    (350,000)  $(3.48)   (250,000)  $(4.97)
Purchased from Kaiser-Francis
  Oil Co                         (250,000)  $ (2.00)         -         -           -        -
Expired                           (62,500)  $(6.125)   (65,000)   $(2.00)   (100,000)  $(8.50)
                                ---------             ---------
Outstanding-end of year         2,140,000   $  3.56   1,562,500   $ 3.33   1,194,500   $ 4.09
                                =========             =========   ======   =========   ======
Exercisable at end of year      1,769,167   $  3.28   1,112,500     2.67     182,000   $ 2.28
                                =========             =========



                                    F-29








DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(5)  Stockholders' Equity, Continued

     The Company issued options to non-employees. Accordingly, the Company recorded stock option expense in the amount of $299,000, $446,000 and $96,000 to non-employees for the years ended June 30, 2001, 2000 and 1999, respectively.

     Exercise prices for options outstanding under the plan as of June 30, 2001 ranged from $2.00 to $6.00 per share. All options are fully vested at June 30, 2001. The weighted-average remaining contractual life of those options is 5.15 years. A summary of the outstanding and exercisable options at June 30, 2001, segregated by exercise price ranges, is as follows:

                                      Weighted
                                       Average
                         Weighted      Remaining                   Weighted
Exercise                 Average     Contractual                   Average
Price         Options    Exercise       Life        Exercisable    Exercise
Range       Outstanding   Price      (in years)      Options        Price
--------    ----------- ----------   -----------    -----------   ----------

$2.00-$3.25  1,220,000    $2.83        4.67         1,220,000       $2.54
$3.26-$6.00    920,000     4.52        5.79           549,167        4.93
             ---------    -----        ----         ---------       -----
             2,140,000    $3.56        5.15         1,769,167       $3.28
             =========    =====        ====         =========       =====


(6)  Employee Benefits

     The Company sponsors a qualified tax deferred savings plan in the form of a Savings Incentive Match Plan for Employees ("SIMPLE") IRA plan (the "Plan") available to companies with fewer than 100 employees. Under the Plan, the Company's employees may make annual salary reduction contributions of up to 3% of an employee's base salary up to a maximum of $6,000 (adjusted for inflation) on a pre-tax basis. The Company will make matching contributions on behalf of employees who meet certain eligibility requirements.

    For the years ended June 30, 2001, 2000 and 1999 the Company contributed $18,000, $18,000 and $17,000, respectively under the Plan.

(7)  Income Taxes

     At June 30, 2001, 2000 and 1999, the Company's significant deferred tax assets and liabilities are summarized as follows:



                                   F-30







DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(7)  Income Taxes, Continued

                                        2001           2000          1999
                                        ----           ----          ----
  Deferred tax assets:
     Net operating loss
       Carryforwards               $  9,378,000   $  9,591,000   $ 8,163,000
     Allowance for doubtful
       accounts not deductible
       for tax purposes                  19,000         19,000        19,000
     Oil and gas properties,
       principally due to
       differences in basis and
       depreciation and depletion             -        555,000     1,058,000
                                   ------------   ------------   -----------
     Gross deferred tax assets        9,397,000     10,165,000    (9,240,000)
     Less valuation allowance        (8,144,000)   (10,165,000)   (9,240,000)

Deferred tax liability:

     Oil and gas properties,
       principally due to
       differences in basis and
       depreciation and depletion    (1,253,000)             -             -
                                   ------------   ------------   -----------

Net deferred tax asset:            $          -   $          -   $         -
                                   ============   ============   ===========


     No income tax benefit has been recorded for the years ended June 30, 2001, 2000 or 1999 since the benefit of the net operating loss carryforward and other net deferred tax assets arising in those periods has been offset by the change in the valuation allowance for such net deferred tax assets.

     At June 30, 2001, the Company had net operating loss carryforwards for regular and alternative minimum tax purposes of approximately $24,700,000 and $23,900,000. If not utilized, the tax net operating loss carryforwards will expire during the period from 2001 through 2021. If not utilized, approximately $1.7 million of net operating losses will expire over the next five years. Net operating loss carryforwards attributable to Amber prior to 1993 of approximately $1,884,000, included in the above amounts are available only to offset future taxable income of Amber and are further limited to approximately $475,000 per year, determined on a cumulative basis.



                                    F-31








DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(8)  Related Party Transactions

     Transactions with Officers

     On January 3, 2000, the Company's Compensation Committee authorized the officers of the Company to purchase some of the Company's securities available for sale at the market closing price on that date. The Company's officers purchased 47,250 shares of the Company's securities available for sale for a cost of $238,000. Because the market price per share was below the Company's cost basis the Company recorded a loss on this transaction of $108,000.

     On December 30, 1999, the Company's Incentive Plan Committee granted the Chief Financial Officer 25,000 options to purchase the Company's common stock at $.01 per share. Stock option expense of $62,000 has been recorded based on the difference between the option price and the quoted market price on the date of grant.

     The Company's Board of Directors has granted each of our officers the right to participate in the drilling on the same terms as the Company in up to a five percent (5%) working interest in any well drilled, re-entered, completed or recompleted by us on our acreage (provided that any well to be re-entered or recompleted is not then producing economic quantities of hydrocarbons).

     On February 12, 2001, the Company's Board of Directors permitted Aleron
H. Larson, Jr., Chairman, Roger A. Parker, President, and Kevin Nanke, CFO, to purchase working interests of 5% each for Messrs. Larson and Parker and 2-1/2% for Mr. Nanke in the Company's Cedar State gas property located in Eddy County, New Mexico and in the Company's Ponderosa Prospect consisting of approximately 52,000 gross acres in Harding and Butte Counties, South Dakota held for exploration. These officers were authorized to purchase these interests on or before March 1, 2001 at a purchase price equivalent to the amounts paid by Delta for each property as reflected upon our books by delivering to us shares of Delta common stock at the February 12, 2001 closing price of $5.125 per share, the market closing price on this date. Messrs. Larson and Parker each delivered 31,310 shares and Mr. Nanke delivered 15,655 shares in exchange for their interests in these properties. Also on February 12, 2001, the Company granted Messrs. Larson and Parker and Mr. Nanke the right to participate in the drilling of the Austin State #1 well in Eddy County, New Mexico by committing on February 12, 2001 (prior to any bore hole knowledge or information relating to the objective zone or zones) to pay 5% each for Messrs. Larson and Parker and 2-1/2% for Mr. Nanke of Delta's working interest costs of drilling and completion or abandonment costs which costs may be paid in either cash or in Delta common stock at $5.125 per share, the market closing price on this date. All of these officers committed to participate in the well and will be assigned their respective working interests in the well and associated spacing unit after they have been billed and have paid for the interests as required.

                                    F-32







DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(8)  Related Party Transactions, Continued

     Accounts Receivable Related Parties

     At September 30, 2001, the Company had $249,000 of receivables from related parties (including affiliated companies) primarily for drilling costs, and lease operating expense on wells owned by the related parties and operated by the Company. The amounts are due on open account and are non-interest bearing.

     Transactions with Directors

     Under the Company's 1993 and 2001 Incentive Plans, as amended, the Company grants on an annual basis, to each non-employee director, at the non-employee director's election, either: 1) an option for 10,000 shares of common stock; or 2) 5,000 shares of the Company's common stock. The options are granted at an exercise price equal to 50% of the average market price for the year in which the services are performed. The Company recognized stock option expense of $17,000 and $13,000 for the three months ended September 30, 2001 and 2000 and $110,000, $30,000 and $24,000 for the years ended June 30,
2001, 2000 and 1999, respectively.

     Transactions with Other Stockholders

     On December 17, 1998, the Company amended its January 3, 1995 Purchase and Sale Agreement with Ogle under which it had previously acquired an additional undeveloped 1.53% working interest in the Gato Canyon unit, an additional 2.83% working interest in the Point Sal unit and an additional 12.62% working interest in the Lion Rock unit of the offshore Santa Barbara, California, federal oil and gas units, from Ogle on January 3, 1995. As a result of this amended agreement, at the time of each minimum annual payment the Company will be assigned an interest in three undeveloped offshore Santa Barbara, California, federal oil and gas units proportionate to the total $8,000,000 production payment. Accordingly, the annual $350,000 minimum payment has been recorded as an addition to undeveloped offshore California properties. In addition, under this agreement, the Company extended and re-priced a previously issued warrant to purchase 100,000 shares of the Company's common stock. The $60,000 fair value placed on the extension and re-pricing of this warrant was recorded as an addition to undeveloped offshore California properties. Prior to fiscal 1999, the minimum royalty payment was expensed in accordance with the purchase and sale agreement with Ogle dated January 3, 1995 and recorded as a minimum royalty payment and expensed. As of June 30, 2001, the Company has paid a total of $2,250,000 in minimum royalty payments and is to pay a minimum of $350,000 annually until the earlier of: 1) when the production payments accumulate to the $8,000,000 purchase price; 2) when 80% of the ultimate reserves of any lease have been produced; or 3) 30 years from the date of the purchase. On December 30, 1999, the Company entered into an

                                    F-33







DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(8)  Related Party Transactions, Continued

agreement with Ogle amending the Purchase and Sale Agreement between them dated January 3, 1995 to provide for and clarify the sharing of any compensation which the Company might receive in any form as consideration for any agreement, settlement, regulatory action or other arrangement with or by any governmental unit or other party precluding the further development of the properties acquired by the Company.

     On January 3, 2001, the Company granted an option to acquire 50% of the above mentioned undeveloped proved property to Evergreen Resources, Inc. ("Evergreen"), a less than 10% shareholder, until September 30, 2001. Upon exercise, Evergreen would have been required to transfer 116,667 shares of Delta's common stock back to the Company and would have been responsible for all future cash payments of the Company to Ogle of $6,100,000. The value on our books of the interest that was subject to the option is $550,000. Evergreen has had this option for three consecutive years. The option expired September 30, 2001.

     On January 18, 2001, Franklin Energy LLC, an affiliate of BWAB Limited Liability Company, a less than 10% shareholder, earned 20,250 shares of the Company's common stock for their assistance in the purchase of the Cedar State property. The shares issued were valued at $81,000 which was a 10% discount to market, based on the quoted market price of our stock at the date of the acquisition. The shares were accounted for as an adjustment to the purchase price and capitalized to oil and gas properties.

     On April 13, 2001, Franklin Energy LLC, an affiliate of BWAB Limited Liability Company, a less than 10% shareholder, earned 10,000 shares of the Company's common stock for its assistance in the sale of the West Delta property. The shares issued were valued at $40,000, which was a 10% discount to market, based on the quoted market price of our stock at the date the contract was entered into. The value of the stock was recorded as an adjustment to the sale price.

     The Company has a month to month consulting agreement with Messrs. Burdette A. Ogle and Ronald Heck (collectively "Ogle") which provides for a monthly fee of $10,000.








                                  F-34









DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(9)  Earnings Per Share

     The following table sets forth the computation of basic and diluted earnings per share:

                                                     Three Months Ended
                                                        September 30,                  Year Ended June 30,
                                                ---------------------------    ------------------------------------------
                                                     2001           2000            2001          2000          1999
     Numerator:
     Numerator for basic and diluted
       earnings per share - income available
       to common stockholders                   $   (244,000)  $    270,000    $    345,000    $(3,367,000)   $(2,998,000)
                                                ------------   ------------    ------------    -----------    -----------
     Denominator:
     Denominator for basic earnings
       per share-weighted average shares
       outstanding                                11,164,000      8,973,000      10,289,000      7,271,000      5,855,000

     Effect of dilutive securities-
       stock options and warrants                          *      1,496,000       1,464,000              *              *
                                                ------------   ------------    ------------    -----------    -----------
     Denominator for diluted
       earnings per common shares                 11,164,000     10,469,000      11,753,000      7,271,000      5,855,000
                                                ============   ============    ============    ===========    ===========

     Basic earnings per common share            $       (.02)           .03             .03           (.46)          (.51)
                                                ============   ============    ============    ===========    ===========

     Diluted earnings per common share                  (.02)*          .03             .03           (.46)          (.51)
                                                ============   ============    ============    ===========    ===========

     *Potentially dilutive securities outstanding were anti-dilutive.


(10) Commitments

     The Company rents an office in Denver under an operating lease which expires in April 2002. Rent expense, net of sublease rental income, for the for the years ended June 30, 2001, 2000 and 1999 was approximately $82,000, $60,000 and $53,000, respectively. Future minimum payments under non-cancelable operating leases are as follows:

               2002           $116,000
               2003           $ 40,000
               2004           $ 31,000
               2005           $  6,000

    As a condition of the October 25, 2000 loan (note 5), the Company entered into a contract with Enron North America Corp. to sell 6,000 barrels per month of the production from these properties at an equivalent well head price of approximately $27.31 per barrel through February 28, 2002.

                                    F-35







DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(11) Disclosures About Capitalized Costs, Cost Incurred and Major Customers

     Capitalized costs related to oil and gas producing activities are as follows:
                                  September 30,           June 30,
                                      2001           2001          2000
                                  -------------   -----------   ----------
Unproved undeveloped offshore
   California properties*          $ 9,365,000    $ 9,359,000   $9,109,000
Proved undeveloped offshore
   California properties               996,000       1,149,000    1,700,000
Undeveloped onshore
   domestic properties               1,616,000      1,616,000      452,000
Undeveloped foreign properties               -              -      624,000
Developed Offshore California
   properties                        4,972,000      4,699,000    3,286,000
Developed onshore domestic
   properties                       13,075,000     13,038,000    5,154,000
                                   -----------    -----------   ----------
                                    30,024,000     29,861,000   20,325,000
Accumulated depreciation
    and depletion                   (5,636,000)    (4,940,000)  (2,457,000)
                                   -----------    -----------   ----------
                                   $24,388,000    $24,921,000    $17,868,000
                                   ===========    ===========    ===========

* The unproved undeveloped offshore California properties have no proved reserves.















                                    F-36












DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(11) Disclosures About Capitalized Costs, Cost Incurred and Major Customers, Continued

    Costs incurred in oil and gas producing activities are as follows:

                                   September 30,                                             June 30,
                    ------------------------------------------  -------------------------------------------------------------------
                             2001               2000                   2001                     2000                   1999
                    Onshore   Offshore  Onshore     Offshore    Onshore     Offshore    Onshore     Offshore    Onshore    Offshore
                    --------  --------  ----------  ----------  ----------  ----------  ---------   ----------  ---------- --------
Unproved property
  acquisition costs $      -  $  7,000  $        -  $        -  $1,132,000  $  350,000  $        -  $2,739,000  $1,034,000  $   -
Proved property
  acquisition costs $      -  $      -  $4,543,000  $3,253,000  $7,480,000  $2,931,000  $2,756,000  $4,308,000  $   17,000  $   -
Development cost
  incurred on
  undeveloped
  reserves          $ 56,000  $ 39,000  $        -  $        -  $        -  $  686,000  $   39,000  $  328,000  $   62,000  $   -
Development costs-
 other              $204,000  $ 80,000  $   14,000  $   64,000  $  592,000  $  375,000  $   73,000  $  351,000      78,000  $   -
Exploration costs   $  7,000  $ 65,000  $    1,000  $   12,000  $   32,000  $   57,000  $   33,000  $   14,000  $   75,000  $   -

                    $267,000  $191,000  $4,558,000  $3,329,000  $9,436,000  $4,399,000  $2,901,000  $6,740,000  $1,266,000  $   -
Transferred amounts
  from undeveloped
  to developed
  properties        $ 15,000  $153,000  $        -  $  340,000  $        -  $  510,000  $        -  $   55,000  $   50,000  $   -
Transferred from oil
  and gas properties
  to deferred
  financing costs   $      -  $      -  $        -  $  130,000  $        -  $  330,000  $        -  $        -  $        -  $   -

















                                  F-37












DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(11) Disclosures About Capitalized Costs, Cost Incurred and Major Customers, Continued

     A summary of the results of operations for oil and gas producing activities, excluding general and administrative cost, is as follows:

                                   September 30,                                             June 30,
                   ------------------------------------------  -----------------------------------------------------------------
                           2001                 2000                  2001                   2000                   1999
                   Onshore    Offshore   Onshore    Offshore   Onshore    Offshore    Onshore    Offshore    Onshore    Offshore
                   ---------- ---------- ---------- ---------- ---------- ----------  ---------- ----------  ---------- --------
Revenue:
Oil and gas
 revenues          $1,212,000 $1,204,000 $1,224,000 $1,135,000 $6,564,000  $5,690,000 $1,199,000 $2,157,000  $  558,000  $   -
Operating Income   $   27,000 $        - $   27,000 $        - $  106,000  $        - $   76,000 $  209,000  $   43,000  $   -
Gain (loss) on sale
 of oil and gas
 properties        $        - $        - $        - $        - $   (1,000) $  459,999 $        - $        -  $        -  $   -

Expenses:
Lease operating    $  200,000 $  521,000 $  170,000 $  773,000 $  805,000  $3,893,000 $  345,000 $2,060,000  $  210,000  $   -
Depletion          $  564,000 $  229,000 $  296,000 $  168,000 $1,691,000  $  839,000 $  325,000 $  561,000  $  229,000  $   -
Exploration        $    7,000 $   65,000 $    1,000 $   12,000 $   32,000  $   57,000 $   33,000 $   14,000  $   75,000  $   -
Abandonment and
 impaired
 properties        $        - $        - $        - $        - $  798,000  $        - $        - $        -  $  273,000  $   -
Dry hole costs     $  125,000 $        - $        - $        - $   94,000  $        - $        - $        -  $  226,000  $   -

Results of
 operations of oil
 and gas producing
 activities        $ 343,000  $  389,000 $  784,000 $  182,000 $3,249,000  $  572,000 $        - $ (478,000) $(412,000)  $   -


      Statement of Financial Accounting Standards 131 "Disclosures about segments of an enterprises and Related Information" (SFAS 131) establishes standards for reporting information about operating segments in annual and interim financial statements. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company manages its business through one operating segment.

    The Company's sales of oil and gas to individual customers which exceeded 10% of the Company's total oil and gas sales for the years ended June 30, 2001, 2000 and 1999 were:

                  2001       2000       1999
                  ----       ----       ----
           A       59%        71%         -%
           B       19%         -          -%
           C        5%        13%         -%
           D        -%         -%        38%
           E        -%         -%        17%

                                    F-38








DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(12) Information Regarding Proved Oil and Gas Reserves (Unaudited)

     Proved Oil and Gas Reserves. Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

     (i) Reservoirs are considered proved if economic producability is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

     (ii) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

     (iii) Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in underlaid prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

     Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.



                                    F-39










DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(12) Information Regarding Proved Oil and Gas Reserves (Unaudited),
     Continued

    Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

     A summary of changes in estimated quantities of proved reserves for the years ended June 30, 2001, 2000 and 1999 are as follows:

                                         Onshore              Offshore
                                    GAS         OIL        GAS       OIL
                                   (MCF)       (BBLS)     (MCF)     (BBLS)
                                 ---------    --------   -------  ---------
Balance at July 1, 1998          9,433,000     147,000       -             -

Revisions of quantity estimates (3,751,000)      5,000       -             -
Sales of properties             (1,601,000)     (4,000)      -             -
Production                        (254,000)     (5,000)      -             -

Balance at July 1, 1999          3,827,000     143,000       -             -

Revisions of quantity estimates    449,000      10,000       -             -
Purchase of properties           3,166,000     107,000       -     1,771,000
Production                        (362,000)    (10,000)      -      (187,000)
                                ----------    --------   -----     ---------
Balance at June 30, 2000         7,080,000     250,000       -     1,584,000

Revisions of quantity estimate  (3,743,000)   ( 25,000)      -      ( 90,000)
Extensions and discoveries         102,000       3,000       -             -
Purchase of properties           1,782,000     233,000       -       747,000
Sales of properties                      -           -       -      (720,000)
Production                        (539,000)   (117,000)      -      (308,000)
                                ----------    --------   -----     ---------
Balance at June 30, 2001         4,682,000     344,000       -     1,213,000
                                ==========    ========  ======     =========
Proved developed reserves:
   June 30, 1999                 2,289,000      13,000       -             -
   June 30, 2000                 5,672,000     120,000       -       908,000
   June 30, 2001                 4,474,000     342,000       -       906,000

                                    F-40







DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(12) Information Regarding Proved Oil and Gas Reserves (Unaudited),
     Continued

     Future net cash flows presented below are computed using year-end prices and costs and are net of all overriding royalty revenue interests.

     Future corporate overhead expenses and interest expense have not been included.

                                       Onshore        Offshore      Combined
                                     ------------    ----------    ----------
June 30, 1999

Future cash inflows                  $ 10,147,000             -    10,147,000
Future costs:
   Production                           3,354,000             -     3,353,000
   Development                          1,287,000             -     1,287,000
   Income taxes                                 -             -             -
                                     ------------    ----------    ----------

Future net cash flows                   5,506,000             -     5,506,000
   10% discount factor                  2,154,000             -     2,154,000
                                     ------------    ----------    ----------
Standardized measure of
   discounted future
   net cash flows                    $  3,352,000             -   $ 3,352,000
                                     ============    ==========    ==========
June 30, 2000

Future cash inflows                  $ 30,760,000    36,820,000    67,580,000
Future costs:
   Production                           7,713,000    12,027,000    19,740,000
   Development                          1,584,000     3,309,000     4,893,000
   Income taxes                                 -             -             -
                                     ------------    ----------    ----------

Future net cash flows                  21,463,000    21,485,000    42,948,000

   10% discount factor                 10,427,000     5,394,000    15,821,000
                                     ------------    ----------    ----------
Standardized measure of discounted
  future net cash flows              $ 11,036,000   $16,091,000   $27,127,000
                                     ============   ===========   ===========
June 30, 2001

Future cash inflows                   24,570,000     22,098,000    46,668,000
Future costs:
   Production                          7,971,000     11,969,000    19,940,000
   Development                           382,000      2,010,000     2,392,000
   Income taxes                                -              -             -
                                     ------------    ----------    ----------
Future net cash flows                 16,217,000      8,119,000    24,336,000
   10% discount factor                 6,267,000      2,095,000     8,362,000
                                     ------------    ----------    ----------
Standardized measure of discounted   $ 9,950,000    $ 6,024,000   $15,974,000
   future net cash flows             ===========    ===========   ===========

Estimated future development cost
   anticipated for fiscal
   2001 and 2002                     $   359,000    $ 1,206,000   $ 1,565,000
                                     ===========    ===========    ==========

DELTA PETROLEUM CORPORATION
AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2001, June 30, 2001, 2000 and 1999

(12) Information Regarding Proved Oil and Gas Reserves (Unaudited),
     Continued

     The principal sources of changes in the standardized measure of discounted net cash flows during the years ended June 30, 2001, 2000 and 1999 are as follows:

                                                2001          2000            1999
                                            -----------    -----------     -----------
Beginning of year                           $27,127,000    $  3,352,000    $ 6,563,000

Sales of oil and gas produced during the
    period, net of production costs          (7,556,000)       (950,000)      (348,000)

Purchase of reserves in place                 9,082,000      21,678,000              -

Net change in prices and production costs    (2,634,000)      2,080,000       (377,000)

Changes in estimated future development
     costs                                     (371,000)        218,000        891,000

Extensions, discoveries and improved
     recovery                                   242,000               -              -

Revisions of previous quantity estimates,
     estimated timing of development and
     other                                   (9,739,000)        336,000     (2,636,000)

Previously estimated development costs
     incurred during the period                 686,000          78,000         78,000

Sales of reserves in place                   (3,576,000)              -     (1,475,000)

Accretion of discount                         2,713,000         335,000        656,000
                                            -----------     -----------    -----------

End of year                                 $15,974,000     $27,127,000    $ 3,352,000
                                            ===========     ===========    ===========


                         INDEPENDENT AUDITORS' REPORT


THE BOARD OF DIRECTORS
WHITING PETROLEUM CORPORATION

     We have audited the accompanying statement of oil and gas revenue and direct lease operating expenses of oil and gas properties as described in Note 1 ("the New Mexico Properties") of Whiting Petroleum Corporation ("Whiting") acquired by Delta Petroleum Corporation for each of the years in the two-year period ended June 30, 1999. This financial statement is the responsibility of Whiting's management. Our responsibility is to express an opinion on this financial statement based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of oil and gas revenue and direct lease operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of oil and gas revenue and direct lease operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying statement of oil and gas revenue and direct lease operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Full historical financial statements, including general and administrative expenses and other indirect expenses, have not been presented as management of the New Mexico Properties cannot make a practicable determination of the portion of their general and administrative expenses or other indirect expenses which are attributable to the New Mexico Properties.

     In our opinion, the statement of oil and gas revenue and direct lease operating expenses referred to above presents fairly, in all material respects, the oil and gas revenue and direct lease operating expenses of the New Mexico Properties for each of the years in the two-year period ended June 30, 1999, in conformity with accounting principles generally accepted in the United States of America.





                                        /s/ KPMG LLP
                                        KPMG LLP


Denver, Colorado
December 29, 1999

                          NEW MEXICO PROPERTIES
                     STATEMENT OF OIL AND GAS REVENUE
                   AND DIRECT LEASE OPERATING EXPENSES


                                   Three months
                                      Ended
                                   September 30,     Years Ended June 30,
                                      1999            1999          1998
                                      ----            ----          ----
                                   (Unaudited)
Operating Revenue:
   Sales of condensate               $ 47,689        124,083       165,555
   Sales of natural gas               207,243        648,583       675,536
                                     --------        -------       -------

Total Operating Revenue               254,932        772,621       841,091
Direct Lease Operating Expenses        66,339        250,373       221,593
                                     --------        -------       -------

Net Operating Revenue                $188,593        522,248       619,498
                                     ========        =======       =======



























        See accompanying notes to financial statements.

               NOTES TO NEW MEXICO PROPERTIES STATEMENT OF
        OIL AND GAS REVENUE AND DIRECT LEASE OPERATING EXPENSES
          FOR EACH OF THE YEARS IN THE TWO-YEAR PERIOD ENDED
                             JUNE 30, 1999

1)   PURCHASE OF OIL AND GAS PROPERTIES AND BASIS OF PRESENTATIONS

     The accompanying financial statement presents the revenues and direct lease operating expenses of certain oil and gas properties of Whiting Petroleum Corporation (the "New Mexico Properties") for each of the years in the two-year period ended June 30, 1999. On November 1, 1999, the Company purchased interests in 10 operated wells in Eddy County, New Mexico with an average working interest of 75% and 1 non-operated well in Matagorda County, Texas with a working interest of 39.5% for a purchase price of $2,879,850 financed through borrowings from an unrelated entity at an interest rate of 18% per annum. These properties are subject to an agreement whereby Delta Petroleum Corporation's purchase is effective July 1, 1999.

     The accompanying statement of oil and gas revenue and direct lease operating expenses of the New Mexico Properties was prepared to comply with certain rules and regulations of the Securities and Exchange Commission. Full historical financial statements including general and administrative expenses and other indirect expenses, have not been presented as management of the New Mexico Properties cannot make a practicable determination of the portion of their general and administrative expenses or other indirect expenses which are attributable to the New Mexico Properties.

     Oil and gas activities follow the successful efforts method of accounting. Accordingly, costs associated with the acquisition, drilling, and equipping of successful exploratory wells are capitalized. Geological and geophysical costs, delay and surface rentals and drilling costs of unsuccessful exploratory wells are charged to expense as incurred. Costs of drilling development wells, both successful and unsuccessful, are capitalized.

     Revenue in the accompanying statement of oil and gas revenue and direct lease operating expenses is recognized on the sales method. Under this method, all proceeds from production when delivered which are credited to the Company are recorded as revenue until such time as the Company has produced its share of the total estimated reserves of the property. Thereafter, additional amounts received are recorded as a liability.

     Direct lease operating expenses are recognized on the accrual basis and consist of all costs incurred in producing, marketing and distributing products produced by the property as well as production taxes and monthly administrative overhead costs.

2)   SUPPLEMENTAL FINANCIAL DATA -OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

     The following unaudited information has been prepared in accordance with Statement of Financial Accounting Standards No. 69, DISCLOSURE ABOUT OIL AND GAS PRODUCING ACTIVITIES (SFAS 69).

       A)   ESTIMATED PROVED OIL AND GAS RESERVES

            Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions; i.e., prices and costs as of the date the estimate is made. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

            An estimate of proved developed future net recoverable oil and gas reserves of the Whiting Properties and changes therein follows. Such estimates are inherently imprecise and may be subject to substantial revisions. Proved undeveloped reserves attributable to the New Mexico Properties are not significant.

                                               Oil and        Natural
                                              Condensate        Gas
                                                (Bbls)         (Mcf)
                                              ----------     ---------

       Balance at July 1, 1997                  107,847      3,752,496
       Production                               (10,129)      (286,248)
       Effect of changes in prices and other      1,190         71,163
                                                -------      ---------
       Balance at June 30, 1998                  98,908      3,537,411
         Production                              (9,698)      (305,944)
         Effect of changes in prices and other    4,046        145,563
                                                -------      ---------
       Balance at June 30, 1999                  93,256      3,377,030
                                                =======      =========

       B)   STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

            The standard measure of discounted future net cash flows has been calculated in accordance with the provisions of SFAS No. 69.

            Future oil and gas sales and production costs have been estimated using prices and costs in effect at the end of the years indicated.

            Future income tax expenses have not been considered, as the properties are not a tax paying entity. Future general and administrative and interest expenses have also not been considered.

            Changes in the demand for oil and natural gas, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of the proved reserves. The standardized measure of discounted future net cash flows as of June 30, 1999 and 1998 is as follows:

                                                     1999        1998
                                                     ----        ----

        Future oil and gas sales                  $9,911,271    8,635,254
        Future production costs                   (4,176,027)  (3,999,310)
        Future development costs                          --           --
                                                  ----------   ----------

        Future net revenue                         5,735,244    4,635,944
        10% annual discount for estimated
           timing of cash flows                   (2,622,202)  (2,047,660)
                                                  ----------   ----------
        Standardized measure of discounted
           Future net cash flows                  $3,113,042    2,588,284
                                                  ==========   ==========

            No income taxes have been reflected due to available net operating loss carry forwards of Delta Petroleum Corporation.


       C) CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

            An analysis of the changes in the total standardized measure of discounted future net cash flows during each of the last two years is as follows:

                                                     1999        1998
                                                     ----        ----

           Beginning of year                      $2,588,284   2,526,799
           Changes resulting from:
             Sales of oil and gas, net of
                Production costs                    (522,248)   (619,498)
             Changes in prices and other             788,178     428,303
             Accretion of discount                   258,828     252,680
                                                  ----------   ---------
           End of year                            $3,113,042   2,588,284
                                                  ==========   =========

                      INDEPENDENT AUDITORS' REPORT


The Board of Directors
Whiting Petroleum Corporation

     We have audited the accompanying statement of oil and gas revenue and direct lease operating expenses of oil and gas properties as described in Note 1 ("the Point Arguello Properties") of Whiting Petroleum Corporation ("Whiting") acquired by Delta Petroleum Corporation for the year ended June 30, 1999 and the nine month period ended June 30, 1998. This financial statement is the responsibility of Whiting's management. Our responsibility is to express an opinion on this financial statement based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of oil and gas revenue and direct lease operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of oil and gas revenue and direct lease operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying statement of oil and gas revenue and direct lease operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Full historical financial statements, including general and administrative expenses and other indirect expenses, have not been presented as management of the Point Arguello Properties cannot make a practicable determination of the portion of their general and administrative expenses or other indirect expenses which are attributable to the Point Arguello Properties.

     In our opinion, the statement of oil and gas revenue and direct lease operating expenses referred to above presents fairly, in all material respects, the oil and gas revenue and direct lease operating expenses of the Point Arguello Properties for the year ended June 30, 1999 and the nine month period ended June 30, 1998, in conformity with accounting principles generally accepted in the United States of America.





                                        /s/ KPMG LLP
                                        KPMG LLP


Denver, Colorado
February 7, 2000

                         POINT ARGUELLO PROPERTIES
                     STATEMENT OF OIL AND GAS REVENUE
                    AND DIRECT LEASE OPERATING EXPENSES

                                    Three                        Nine
                                    Months          Year        Months
                                     Ended          Ended        Ended
                                  September 30,    June 30,     June 30,
                                      1999           1999         1998
                                      ----           ----         ----
                                   (unaudited)

Operating Revenue
   Sales of condensate               $903,646      3,084,165    3,174,108

Direct Lease Operating Expenses       800,776      3,341,406    4,681,593
                                     --------      ---------   ----------

Net Operating Revenue (loss)         $102,870       (257,241)  (1,507,485)
                                     ========      =========   ==========























             See accompanying notes to financial statements.

                NOTES TO POINT ARGUELLO PROPERTIES STATEMENT OF
           OIL AND GAS REVENUE AND DIRECT LEASE OPERATING EXPENSES FOR THE YEAR ENDED JUNE 30, 1999 AND THE NINE MONTHS ENDED
                                JUNE 30, 1998

1)   PURCHASE OF OIL AND GAS PROPERTIES AND BASIS OF PRESENTATIONS

     The accompanying financial statement presents the revenues and direct lease operating expenses of certain oil and gas properties of Whiting Petroleum Corporation (the "Point Arguello Properties") for the year ended June 30, 1999 and the nine months ended June 30, 1998. On December 1, 1999, the Company purchased a 6.07% working interest in the offshore California Point Arguello Unit, with its three producing platforms and related facilities, and a 75% leasehold interest in the adjacent undeveloped Rocky Point Unit for a purchase price of $6,758,500, consisting of $5,625,000 in cash and 500,000 shares of the Company's restricted common stock with a fair market value of $1,133,550. The acquisition was financed through a borrowing from an unrelated entity at an interest rate of prime plus 1.5% per annum and the issuance of 250,000 options to purchase the Company's common stock at $2.00 per share.

     The accompanying statement of oil and gas revenue and direct lease operating expenses of the Point Arguello Properties was prepared to comply with certain rules and regulations of the Securities and Exchange Commission. Full historical financial statements including general and administrative expenses, depreciation and amortization and other indirect expenses, have not been presented as management of the Point Arguello Properties cannot make a practicable determination of the portion of their general and administrative expenses or other indirect expenses which are attributable to the Point Arguello Properties. Accordingly these financial statements are not indicative of the operating results, subsequent to the acquisition.

     Oil and gas activities follow the successful efforts method of accounting. Accordingly, costs associated with the acquisition, drilling, and equipping of successful exploratory wells are capitalized. Geological and geophysical costs, delay and surface rentals and drilling costs of unsuccessful exploratory wells are charged to expense as incurred. Costs of drilling development wells, both successful and unsuccessful, are capitalized.

     Revenue in the accompanying statement of oil and gas revenue and direct lease operating expenses is recognized on the sales method. Under this method, all proceeds from production when delivered which are credited to the Company are recorded as revenue until such time as the Company has produced its share of the total estimated reserves of the property. Thereafter, additional amounts received are recorded as a liability.

     Direct operating expenses are recognized on the accrual basis and consist of all costs incurred in producing, in the property and distributing products produced by the property as well as production taxes and monthly administrative overhead costs.

2)   SUPPLEMENTAL FINANCIAL DATA-OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

     The following unaudited information has been prepared in accordance with Statement of Financial Accounting Standards No. 69, DISCLOSURE ABOUT OIL AND GAS PRODUCING ACTIVITIES (SFAS 69).

     A) ESTIMATED PROVED OIL AND GAS RESERVES

     Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

     (i) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

     (ii) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

     (iii) Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in underlaid prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

     Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

     An estimate of proved future net recoverable oil and gas reserves of the Point Arguello Properties and changes therein follows. Such estimates are inherently imprecise and may be subject to substantial revisions.

                                                             Oil and
                                                            Condensate
                                                              (Bbls)
                                                              ------
               Balance at October 1, 1997                            -
               Production                                     (396,134)
               Reserves equal to production                    396,134
                                                             ---------
               Balance at June 30, 1998                              -
               Production                                     (412,002)
               Reserves due to change in price               2,135,945
                                                             ---------
               Balance at June 30, 1999                      1,723,943
                                                             =========
               Proved developed:
               October 1, 1997                                       -
               June 30, 1998                                         -
               June 30, 1999                                   796,821

     B)   STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

     The standard measure of discounted future net cash flows has been calculated in accordance with the provisions of SFAS No. 69.

     Future oil and gas sales and production costs have been estimated using prices and costs in effect at the end of the years indicated. Future income tax expenses have not been considered, as the properties are not a tax paying entity. Future general and administrative and interest expenses have also not been considered.

     Changes in the demand for oil and natural gas, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of the proved reserves. The standardized measure of discounted future net cash flows as of June 30, 1999 is as follows:

                                                               1999
                                                               ----

        Future oil and gas sales                            $19,842,595
        Future production costs                             (13,330,199)
        Future development costs                                      -
                                                            -----------
        Future net revenue                                    6,512,396
        10% annual discount for estimated
          timing of cash flows                               (1,479,049)
                                                            -----------
        Standardized measure of discounted
          future net cash flows                             $ 5,033,347
                                                            -----------

     As of June 30, 1998 the standardized measure of discounted future net cash flows was zero due to the oil and gas prices prevailing at July 1, 1998.

     C) CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

     An analysis of the changes in the total standardized measure of discounted future net cash flows during each of the last year is as follows:

                                                                1999
                                                                ----
           Beginning of year                                 $        -
           Changes resulting from:
             Sales of oil and gas, net of production costs      257,241
             Changes in prices and other                      4,776,106
                                                             ----------
           End of year                                       $5,033,347
                                                             ==========

     As of June 30, 1998 the standardized measure of discounted future net cash flows was zero due to the oil and gas prices prevailing at July 1, 1998. The standardized measure of discounted future net cash flows utilize the providing oil prices at the measurement dates of $11.51, $5.85 and $8.74 for the June 30, 1999, 1998 and 1997, respectively.

                       INDEPENDENT AUDITORS' REPORT


THE BOARD OF DIRECTORS
WHITING PETROLEUM CORPORATION

     We have audited the accompanying statements of oil and gas revenue and direct lease operating expenses of oil and gas properties as described in Note 1 ("the North Dakota Properties") of Whiting Petroleum Corporation ("Whiting") acquired by Delta Petroleum Corporation for each of the years in the two-year period ended June 30, 2000. These financial statement are the responsibility of Whiting's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of oil and gas revenue and direct lease operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of oil and gas revenue and direct lease operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying statements of oil and gas revenue and direct lease operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Full historical financial statements, including general and administrative expenses and other indirect expenses, have not been presented as management of the North Dakota Properties cannot make a practicable determination of the portion of their general and administrative expenses or other indirect expenses which are attributable to the North Dakota Properties.

    In our opinion, the statements of oil and gas revenue and direct lease operating expenses referred to above present fairly, in all material respects, the oil and gas revenue and direct lease operating expenses of the North Dakota Properties for each of the years in the two-year period ended June 30, 2000, in conformity with accounting principles generally accepted in the United States of America.



                                    /s/ KPMG LLP
                                    KPMG LLP


Denver, Colorado
November 28, 2000

                            NORTH DAKOTA PROPERTIES
                       STATEMENTS OF OIL AND GAS REVENUE
                      AND DIRECT LEASE OPERATING EXPENSES


                                            Years Ended June 30,
                                         2000                  1999
                                         ----                  ----
Operating Revenue:
     Sales of condensate              $2,915,500             1,527,930
     Sales of natural gas                218,065               118,801
                                      ----------            ----------

Total Operating Revenue                3,133,565             1,646,731
Direct Lease Operating Expenses          233,475               136,996
                                      ----------            ----------
Excess Revenue Over
   Direct Operating Expenses          $2,900,090            $1,509,735
                                      ==========            ==========


        See accompanying notes to financial statements.

                NOTES TO NORTH DAKOTA PROPERTIES STATEMENTS OF
            OIL AND GAS REVENUE AND DIRECT LEASE OPERATING EXPENSES
              FOR EACH OF THE YEARS IN THE TWO-YEAR PERIOD ENDED
                              JUNE 30, 2000


(1) PURCHASE OF OIL AND GAS PROPERTIES AND BASIS OF PRESENTATIONS

     The accompanying financial statements present the revenues and direct lease operating expenses of certain oil and gas properties of Whiting Petroleum Corporation (the "North Dakota Properties") for each of the years in the two-year period ended June 30, 2000. The properties consist of 100% of the working interests in oil and gas properties located in North Dakota that are subject to an agreement for acquisition by Delta Petroleum Corporation ("Delta") effective February 1, 2000, which were acquired on July 10, 2000 (67%) and September 28, 2000 (33%), respectively. These properties include 20 producing and 5 injection wells. The largest value is located in the Eland field where our working interest averages 3.25%.

     On July 10, 2000 the Company paid $3,745,000 and issued 90,000 shares of the Company's common stock valued at approximately $280,000 and on September 28, 2000, the Company paid $1,845,000, to acquire interests in producing wells and acreage located in the Eland and Stadium fields in Stark County, North Dakota. The July 10, 2000 and September 28, 2000 transactions resulted in the acquisition by the Company of 67% and 33%, respectively, of the ownership interest in each property acquired. The $3,745,000 payment on July 10, 2000 was financed through borrowings from an unrelated entity and personally guaranteed by two of the Company's officers. The payment on September 28, 2000 was primarily paid out of the Company's share of excess revenues over direct lease operating expenses from the effective date of the
acquisitions of February 1, 2000 through closing.   Delta also issued 100,000
shares of its restricted common stock to an unaffiliated party for its
consultation and assistance related to the transaction.   The fair value of
the shares at the date of issuance is $450,000 and is included as a component of the cost of the properties.

   The accompanying statements of oil and gas revenue and direct lease operating expenses of the North Dakota Properties were prepared to comply with certain rules and regulations of the Securities and Exchange Commission and include 100% of the property interests acquired in the two transactions. Full historical financial statements including general and administrative expenses and other indirect expenses, have not been presented as management of the North Dakota Properties cannot make a practicable determination of the portion of their general and administrative expenses or other indirect expenses which are attributable to the North Dakota Properties. Accordingly, their financial statements are not indicative of the operating results, subsequent to the acquisition.

     Oil and gas activities follow the successful efforts method of accounting. Accordingly, costs associated with the acquisition, drilling, and equipping of successful exploratory wells are capitalized. Geological and geophysical costs, delay and surface rentals and drilling costs of unsuccessful exploratory wells are charged to expense as incurred. Costs of drilling development wells, both successful and unsuccessful, are capitalized.

     Revenue in the accompanying statement of oil and gas revenue and direct lease operating expenses is recognized on the sales method. Under this method, all proceeds from production when delivered which are credited to the Company are recorded as revenue until such time as the Company has produced its share of the total estimated reserves of the property. Thereafter, additional amounts received are recorded as a liability.

     Direct lease operating expenses are recognized on the accrual basis and consist of all costs incurred in producing, marketing and distributing products produced by the properties as well as production taxes and monthly administrative overhead costs charged by the operator.

(2)  SUPPLEMENTAL FINANCIAL DATA-OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

     The following unaudited information has been prepared in accordance with Statement of Financial Accounting Standards No. 69, DISCLOSURE ABOUT OIL AND GAS PRODUCING ACTIVITIES (SFAS 69).

     A)   ESTIMATED PROVED OIL AND GAS RESERVES

          Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions; i.e., prices and costs as of the date the estimate is made. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based on future conditions.

     An estimate of proved developed future net recoverable oil and gas reserves of the North Dakota Properties and changes therein follows. Such estimates are inherently imprecise and may be subject to substantial revisions. Proved undeveloped reserves attributable to the North Dakota Properties are not significant.

                                   Oil and Condensate    Natural Gas
                                         (Bbls)             (Mcf)
                                         ------             -----

          Balance at July 1, 1998        533,497           250,778
            Production                  (121,885)          (60,622)
                                        --------           -------
          Balance at June 30, 1999       411,612           190,156
            Production                  (120,066)          (59,312)
                                        --------           -------
          Balance at June 30, 2000       291,546           130,844
                                        ========           =======

     B)   STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

          The standard measure of discounted future net cash flows has been calculated in accordance with the provisions of SFAS No. 69.

          Future oil and gas sales and production costs have been estimated using prices and costs in effect at the end of the years indicated. Future income tax expenses have not been considered, due to available net operating loss carry forwards of the Company. Future general and administrative and interest expenses have also not been considered.

          Changes in the demand for oil and natural gas, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of the proved reserves.

          The standardized measure of discounted future net cash flows as of June 30, 2000 and 1999 is as follows:

                                                       2000          1999
                                                       ----          ----

         Future oil and gas sales                   $9,366,613    $6,042,856
         Future production and development costs      (826,349)   (1,057,438)
                                                    ----------    ----------
         Future net revenue                          8,540,264     4,985,418
         10% annual discount for estimated
           timing of cash flows                     (1,518,845)     (597,353)
                                                    ----------    ----------
         Standardized measure of discounted
           Future net cash flows                    $7,021,419    $4,388,065
                                                    ==========    ==========

     C) CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

          An analysis of the changes in the total standardized measure of discounted future net cash flows during each of the last two years is as follows:

                                                   2000          1999
                                                   ----          ----

          Beginning of year                     $4,388,065     3,485,232
          Changes resulting from:
               Sales of oil and gas, net of
                  production costs              (2,900,090)   (1,509,735)
               Changes in prices and other       5,094,637     2,064,045
               Accretion of discount               438,807       348,523
                                                ----------    ----------
          End of year                           $7,021,419    $4,388,065
                                                ==========    ==========

                                  PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses of the Offering are estimated as follows:

          Attorneys Fees                        $ 10,000.00
          Accountants Fees                      $  5,000.00
          Registration Fees                     $  5,200.00
          Printing                              $         0
          Advertising                           $         0
          Other Expenses                        $         0
                                                -----------
                          TOTAL                 $ 20,200.00
                                                ===========

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Colorado Business Corporation Act (the "Act") provides that a Colorado corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if (a) the person conducted himself or herself in good faith, and
(b) the person reasonably believed: (i) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and
(iii) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in the Act. The Act also provides that a Colorado corporation is not permitted to indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or
(b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit. Indemnification permitted under the Act in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     Article X of our Articles of Incorporation provides as follows:

                                 "ARTICLE X"
                              INDEMNIFICATION

      The corporation may:

     (A) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

     (B) The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     (C) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in (A) or (B) of this Article X or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (D) Any indemnification under (A) or (B) of this Article X (unless ordered by a court) and as distinguished from (C) of this Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (A) or (B) above. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

    (E) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in (C) or (D) of this Article X upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article X.

     (F) The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any applicable law, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

     (G) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of this Article X."

      In the event that a claim for indemnification against such liabilities (other than the payment by Delta of expenses incurred or paid by a director, officer or controlling person of Delta in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Delta will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS.

Exhibit
No.        Description
--------   -----------

3.1 Articles of Incorporation of Delta Petroleum Corporation (incorporated by reference to Exhibit 3.1 to the Company's Form 10 filed September 9, 1987 with the Securities and Exchange Commission (1)

3.2 By-laws of Delta Petroleum Corporation (incorporated by reference to Exhibit 3.2 to the Company's Form 10 filed September 9, 1987 with the Securities and Exchange
           Commission (1)

5.1 Opinion of Krys Boyle Freedman & Sawyer, P.C. regarding legality (1)

23.2       Consent of KPMG LLP (2)

23.3       Consent of Krys Boyle Freedman & Sawyer, P.C. **
------------------------

(1)  Incorporated by reference.

(2)  Filed herewith electronically.


**   Contained in the legal opinion filed herewith as Exhibit 5.1.



Undertakings

     The Company on behalf of itself hereby undertakes and commits as follows:

A. 1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act.

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

         (iii) Include any additional or changed material information on the plan of distribution.

    2. For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Delta pursuant to the foregoing provisions, or otherwise, Delta has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

C. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934(and, where applicable, each filing of an employee benefit's plan annual report pursuant to section 15(d0 of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

D. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver and State of Colorado on the 21st day of December 2001.


                                  DELTA PETROLEUM CORPORATION


                                  By: /s/ Roger A. Parker
                                      ---------------------------------
                                      Roger A. Parker, Chief Executive
                                      Officer


                                  By: /s/ Kevin K. Nanke
                                      ---------------------------------
                                      Kevin K. Nanke, Chief Financial
                                                      Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to the Registration Statement has been signed below by the following persons on our behalf and in the capacities and on the dates indicated.


Signature and Title                             Date
-------------------                             ----



/s/ Aleron H. Larson, Jr.                      December 21, 2001
----------------------------------
Aleron H. Larson, Jr., Director


/s/ Roger A. Parker                            December 21, 2001
----------------------------------
Roger A. Parker, Director


/s/ James B. Wallace                           December 21, 2001
----------------------------------
James B. Wallace, Director


/s/ Jerrie F. Eckelberger                      December 21, 2001
----------------------------------
Jerrie F. Eckelberger, Director